[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
EXHIBIT 10.1
LEASE
BETWEEN
DITTY PROPERTIES LIMITED PARTNERSHIP
LANDLORD
AND
NASTECH PHARMACEUTICAL COMPANY, INC.
TENANT
DATED: MARCH 1, 2006

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
 i

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
LEASE
     This Lease, dated as of March 1, 2006 (the “Effective Date”), is entered into by and between DITTY PROPERTIES LIMITED PARTNERSHIP, a Washington limited partnership (“Landlord”), and NASTECH PHARMACEUTICAL COMPANY, INC., a Washington corporation (“Tenant”).
     1. Basic Lease Terms. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease.

A.	LEASED PREMISES (See Section 2)

	Business Park:	Quadrant Monte Villa Center

	Address:	3830 Monte Villa Parkway Bothell, WA 98021

	Rentable Square Feet (“RSF”):	An agreed area of 27,322 square feet containing 14,513 RSF of laboratory space and 12,809 RSF of office area

B.	TERM (See Section 3)

	“Commencement Date”:	The later of (a) February 17, 2006, or (b) the date Landlord tenders possession of the Premises to Tenant.

	“Expiration Date”:	February 29, 2016

	Length of Term:	Ten (10) years

	Extension Option:	One (1) option for five (5) years

C.	RENT; PREPAID RENT; SECURITY DEPOSIT (See Sections 5 and 6)

“Base Monthly Rent” Schedule:

	Annual Rent per RSF of Laboratory	Annual Rent per RSF of Office
Applicable portion of the Term	Space (net of Operating Expenses)	Space (net of Operating Expenses)
Months 1-5	$0.00	$0.00
Months 6-12	Twenty-three and 25/100 Dollars ($23.25)	Eight and 75/100 Dollars ($8.75)
Months 13-24	Twenty-four and 10/100 Dollars ($24.10)	Nine and 75/100 Dollars ($9.75)
Months 25-36	Twenty-four and 95/100 Dollars ($24.95)	Ten and 75/100 Dollars ($10.75)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

	Annual Rent per RSF of Laboratory	Annual Rent per RSF of Office
Applicable portion of the Term	Space (net of Operating Expenses)	Space (net of Operating Expenses)
Months 37-48	Twenty-five and 80/100 Dollars ($25.80)	Eleven and 75/100 Dollars ($11.75)
Months 49-60	Twenty-six and 65/100 ($26.65)	Thirteen and 75/100 Dollars ($13.75)
Months 61-72	Twenty-seven and 50/100 Dollars ($27.50)	Fourteen and 75/100 Dollars ($14.75)
Months 73-84	Twenty-eight and 35/100 Dollars ($28.35)	Fifteen and 75/100 Dollars ($15.75)
Months 85-96	Twenty-nine and 20/100 Dollars ($29.20)	Sixteen and 75/100 Dollars ($16.75)
Months 97-108	Thirty and 05/100 Dollars ($30.05)	Seventeen and 75/100 Dollars ($17.75)
Months 109-	Thirty and 90/100 Dollars ($30.90)	Nineteen and 75/100 Dollars ($19.75)
Expiration Date

Security Deposit:	$500,000
Prepaid Rent:	$74,917 (to be applied to rent for Months 6 and 7)
D.	PERMITTED USE (See Section 7)

Tenant may use the Premises only for executive and general office use, laboratories and light-manufacturing uses [***]. All uses shall be consistent with Tenant’s current business model of developing and commercializing innovative pharmaceutical products based on active delivery molecules in order to effectively transport therapeutic drugs to their disease targets.

E.	OPERATING EXPENSES (See Section 8)

Tenant’s Share: 44.74%

F.	CC&R’S (See Section 22)

Declaration of Protective Covenants, Conditions, Restrictions , Easements and Agreements for Quadrant Monte Villa Center recorded in King County under Recording Number 9212220800 and any amendments, modifications or revisions thereto and any rules or regulations promulgated thereunder (the “CC&Rs”).

G.	PARKING (See Section 24)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
Tenant shall have the non-exclusive right to use on an unreserved basis all parking spaces located on the Property provided that at no time shall Tenant and its employees, invitees and guests use more than Tenant’s Share of the parking spaces.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

H.	ADDRESSES (See Section 29)

	Landlord’s Notice Address:	Rent Payment Address:
	Ditty Properties	Ditty Properties
	c/o Voldal Wartelle & Co.	c/o GVA Kidder Mathews
	13343 Bel-Red Road	Attn: Property Management Services
	Bellevue, WA 98005-2333	PO Box 34860
Seattle, WA 98124-1860

with a copy to:

Ditty Properties
c/o GVA Kidder Mathews
Attn: Property Management Services
500 — 108th Avenue NE, Suite 2400
Bellevue, WA 98004

Tenant’s Notice Address:

	Prior to commencing business in the Premises:	After commencing business in the Premises:
	3450 Monte Villa Parkway	3830 Monte Villa Parkway
	Bothell, WA 98021	Bothell, WA 98021
	Attn: Aaron Molksness	Attn: Aaron Molksness

with a copy to: Pyror Cashman Sherman &
Flynn LLP
410 Park Avenue
New York, NY 10022
Attn: Lawrence Remmel, Esq.

I.	BROKERS (See Section 37)

	For Tenant:	The Staubach Company

	For Landlord:	CenturyPacific, L.P.

2. Premises.
          2.1 Agreement to Lease. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord a portion of the first floor of the building described above (the “Building”) as depicted on the floor plan attached hereto as Exhibit A (the “Premises”) together with a non-exclusive license to use all common areas of the Building and the real property on which it is located (the “Property”) for their intended purposes, including all parking areas, accessways, driveways, and other improvements on the Property as provided by Landlord from time to time for the general use and enjoyment of tenants in the Building. Landlord reserves the right to alter or change the present configuration and capacity of the common areas from time to

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
time provided that no changes shall prevent Tenant’s access to or use of the Premises. The Premises, Building, and Property are part of Quadrant Monte Villa Center (the “Business Park”).
          2.2 Measurement. Landlord and Tenant acknowledge and agree that as of the Effective Date the Premises are deemed to contain the number of RSF set forth in Section 1 above and such number shall be final and binding on the parties for all purposes under this Lease. Landlord and Tenant accept the foregoing calculation and no remeasurement shall be required or permitted hereunder; provided, however, that if a physical change in the size of the Premises or the Building occurs, Landlord may cause a non-affiliated third party architect selected by Landlord to remeasure the Premises and the Building in accordance with Landlord’s standard methodology employed in the Building and such calculation shall be binding on the parties. If Tenant objects to Landlord’s remeasurement calculation, Tenant may, at Tenant’s expense have an independent architect remeasure the Premises using the same methodology. If the two architects calculations differ then the parties shall work in good faith to resolve the dispute.
          2.3 Right of First Refusal. If any space in the Building becomes available for lease (i.e., is vacant or reasonably expected to become vacant) at any time during the Term and Tenant is not then in default under this Lease beyond any applicable notice, grace or cure periods, Tenant shall have a continuing right of first refusal (“RFR”) to lease such space when it becomes available, subordinate to any rights that Ceptyr, Inc. or its successors or assigns may have to lease such space. Tenant’s RFR shall not apply to any space if the existing occupant of such space elects to renew or extend its lease at any time and Landlord shall not be required to offer any space to Tenant before entering into a renewal or extension with the existing occupant. Landlord shall give Tenant written notice when it determines that space in the Building has or will become available and Tenant shall have ten (10) Business Days after receipt of such notice to deliver irrevocable notice to Landlord of its intent to add such space to the Premises on the date the space becomes available. Tenant may only elect to exercise the RFR with respect to the entire increment of space offered to Tenant, provided that if Landlord thereafter decides to offer smaller increments of the space to potential tenants, Landlord shall provide a notice to Tenant and Tenant may elect to exercise its RFR with respect to such smaller increment within ten (10) days after the date of such notice from Landlord. If Tenant does not timely exercise its RFR, Landlord shall have the right to lease the space in question to any third party upon such terms and conditions as Landlord deems appropriate and shall not be required to offer the space to Tenant again until the subsequent tenant vacates the space.
     If Tenant exercises its RFR then the RFR Space shall be added to the Premises upon all of the terms and conditions of this Lease except that (a) Landlord shall deliver the RFR Space as soon as such space is available for occupancy in its previously improved condition and shall have no obligation to make any improvements or alterations to the space (including but not limited to installation of multi-tenant corridors or common areas); (b) Landlord shall have no obligation to provide any free rent or abated rent or to pay any real estate commission on any such space; (c) the Base Monthly Rent applicable to such space shall be the then in effect office or laboratory (as applicable) rent rate set forth in Section 1 above; and (d) Tenant shall be entitled to an improvement allowance equal to Fifteen Dollars ($15.00) per square foot of RFR space multiplied by a fraction, the numerator of which is the number of months remaining in the Initial Term at the time the space is added to the Premises and the denominator of which is 120.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
If Tenant exercises its right to include RFR Space in the Premises, Tenant’s Share shall be adjusted and upon Landlord’s request, Tenant shall execute an amendment to this Lease or other written confirmation documenting the new RSF in the Premises, Tenant’s Share of the Building and the applicable Base Monthly Rent for such space.
     3. Term.
          3.1 Initial Term. The initial term of this Lease (“Initial Term”) shall commence on the Commencement Date set forth in Section 1, provided that if Landlord is unable to deliver possession of the Premises to Tenant by March 30, 2006, for any reason not caused by force majeure or Tenant, Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days thereafter. Upon request by either party, the parties shall execute a written acknowledgement setting forth the actual Commencement Date and Expiration Date. Except as otherwise provided herein, all of the covenants and conditions of this Lease shall be binding on the parties as of the Effective Date of this Lease.
          3.2 Expiration. The Initial Term shall expire on the Expiration Date set forth in Section 1, unless sooner terminated or extended as provided in this Lease. As used herein, “Term” shall mean the Initial Term and the Extended Term if Tenant validly exercises its Extension Option.
          3.3 Option to Extend Term. Tenant shall have one (1) option (the “Extension Option”) to extend the Term of this Lease for an additional five (5) years immediately following the Initial Term (the “Extended Term”). The Extension Option may be exercised by Tenant only by irrevocable written notice of exercise delivered to Landlord no later than nine (9) months prior to the Expiration Date. If Tenant does not deliver a notice of exercise by such date then the Extension Option shall immediately terminate and be of no further force or effect and this Lease shall terminate at the end of the Initial Term. Tenant’s Extension Option shall be personal to Tenant and any Permitted Transferee (as defined in Section 17.3) and may not be exercised by or for the benefit of any other assignee or subtenant. Tenant may not exercise the Extension Option if on the date of such notice Tenant is in default (after any required notice and expiration of any applicable cure period) under this Lease. If Tenant becomes in default (after any required notice and expiration of any applicable cure period) under this Lease after exercise of the Extension Option but before the Expiration Date of the Initial Term, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.
               3.3.1 Upon Tenant’s valid exercise of the Extension Option, the parties shall be obligated under all the terms and conditions of this Lease through the Extended Term, except that (i) Base Monthly Rent shall be adjusted as provided in Section 3.3.2, (ii) Landlord shall have no obligation to alter the Premises or pay any tenant improvement or refurbishment allowance for the Extended Term, and (iii) Tenant shall not have any additional rights to extend the Term.
               3.3.2 Base Monthly Rent during the Extended Term for any portion of the Premises built out for laboratory use shall be equal to Thirty-one and 83/100 Dollars

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
($31.83) per RSF in the first year of the Extended Term and shall increase annually during the Extended Term by three percent (3%) per year.
               3.3.3 Base Monthly Rent during the Extended Term for any portion of the Premises built out for office use shall be equal to ninety-five percent (95%) of the then fair market rent (including periodic rent increases) for the office space in the Bothell market, determined in accordance with this Section. “Fair Market Rent” as of any date shall mean the per-square-foot rental rate for a direct lease for space comparable to the Premises, leased for a comparable term, with comparable uses, with comparable quality improvements and shell and core construction, in comparable Class A projects in the Bothell Market Area, taking into consideration: location in the Building or other building, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions but excluding any consideration of Landlord’s transaction costs or savings.
               3.3.4 Approximately six (6) months prior to the commencement of the Extended Term, Landlord shall propose a Base Monthly Rent schedule for the office space for the Extended Term. Failure on the part of Landlord to give such notice in a timely manner shall not vitiate the right to require adjustment of Base Monthly Rent, but such delay shall result in deferral of the adjustment to the date that is ninety (90) days after the date of such notice. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent schedule within thirty (30) days after the delivery of Landlord’s proposal, Tenant may by written notice demand arbitration within thirty (30) days after receipt of notice from Landlord of Landlord’s determination of Fair Market Rent. If no arbitration demand is delivered, Tenant shall be deemed to have accepted the Fair Market Rent as determined by Landlord. If Tenant elects to arbitrate, then unless otherwise agreed in writing by the parties, the matter shall be submitted to arbitration in accordance with the terms of the following paragraphs. The date on which Tenant gives its demand for arbitration is referred to in this Lease as the “Arbitration Commencement Date”.
               3.3.5 Within fifteen (15) days after the Arbitration Commencement Date, each party shall provide the other party with written notice (a “Rent Notice”) of its determination of Fair Market Rent. The matter shall then be submitted for decision to a single arbitrator or a panel of three (3) arbitrators selected in accordance with this Section 3.3.4. Each arbitrator appointed under this provision shall be an MAI certified appraiser with at least ten (10) years professional appraising experience (including recent experience in the Bothell market) who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction and shall not have worked for or on behalf of either party during the three (3) year period ending on the Arbitration Commencement Date. If Landlord and Tenant are unable to agree on a single arbitrator within thirty (30) days after the Arbitration Commencement Date, then each party shall select an arbitrator who shall be qualified under the same criteria set forth above, and so notify the other party in writing within fifteen (15) days after the end of such thirty (30) day period. The two arbitrators so chosen by the parties shall then appoint a third arbitrator within fifteen (15) days after the date of the appointment of the last appointed arbitrator. If the two arbitrators so chosen by the parties are unable to agree on the third arbitrator within such fifteen (15) day period, the third arbitrator will be appointed by the director (or the equivalent) of the Seattle office of the American Arbitration Association upon the

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
application of either party. If either party fails to timely select its arbitrator and so notify the other party in writing within the foregoing fifteen (15) day period, and the other party timely selects its arbitrator, then the arbitrator selected by the other party shall be the sole arbitrator for determining Fair Market Rent. If a third arbitrator is selected, then the decision by a majority of the panel of three arbitrators shall determine Fair Market Rent pursuant to this Section 3.3.
               3.3.6 Within thirty (30) days after the selection of the arbitrator pursuant to Section 3.3.4 above, the arbitrator or arbitrators shall determine Fair Market Rent by selecting either the Fair Market Rent stated in Landlord’s Rent Notice or the Fair Market Rent stated in Tenant’s Rent Notice. The determination of the arbitrator or arbitrators shall be limited to the sole issue of whether the Fair Market Rent specified in Landlord’s Rent Notice or Tenant’s Rent Notice is closest to the actual Fair Market Rent as determined by the arbitrator or arbitrators. The arbitrator or arbitrators shall have no power to average such amounts, modify the proposed rent schedules or to designate a Fair Market Rent other than that specified in either Landlord’s Rent Notice or Tenant’s Rent Notice.
               3.3.7 Both parties may submit any information to the arbitrator or arbitrators for consideration, with copies to the other party. The arbitrator or arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of Fair Market Rent or to conduct a hearing. The arbitrator or arbitrators shall render his, her or their decision by written notice to each party. The determination of the arbitrator or a majority of the panel of three (3) arbitrators shall be final and binding upon Landlord and Tenant. If there is only one arbitrator then each party shall pay fifty percent (50%) of the cost of the arbitration. If there are three arbitrators then each party shall pay the cost of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.
               3.3.8 The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Seattle, Washington, in accord with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by said rules shall be modified as set forth in this Section.
               3.3.9 If Tenant elects to arbitrate and the arbitration is not concluded prior to the first day of the Extended Term, then Tenant shall pay Base Monthly Rent to Landlord commencing on the first day of the applicable Extended Term in an amount equal to the Fair Market Rent specified in Landlord’s Rent Notice. If the amount of Fair Market Rent as determined by arbitration is greater than or less than the Fair Market Rent specified in Landlord’s Rent Notice, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent.
     4. Delivery of Premises.
          4.1 As-Is. Landlord shall deliver the Premises to Tenant in its current “as-is” condition with all faults promptly following execution of this Lease and receipt of the Prepaid Rent and Letter of Credit required under Section 6 below. Landlord shall not be required to

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
make any alterations or improvements to the Premises but shall pay the Allowance pursuant to Exhibit B attached hereto. Tenant shall be responsible for all construction or alterations of the Premises necessary to ready the Premises for Tenant’s use and occupancy (the “Tenant Improvements”). All Tenant Improvements shall be installed by Tenant in accordance with Exhibit B and Tenant shall not begin construction until the terms and conditions of Exhibit B have been satisfied. Tenant acknowledges that a portion of the Premises containing approximately 1,000 square feet has been leased to Acucela on a month to month basis. Landlord shall terminate the Acucela lease promptly after the Effective Date and shall deliver possession of that portion of the Premises to Tenant immediately upon surrender thereof by Acucela. Tenant shall not be required to pay rent on the Acucela space until Landlord has delivered possession thereof to Tenant.
          4.2 Limited Representations. As of the Effective Date to Landlord’s actual knowledge, (a) the Building or the Premises or any equipment or systems located therein do not violate any applicable Laws which, with respect to building and land use codes, shall mean such Laws as they were interpreted and applied at the time of construction or installation; and (b) the Building and the Premises do not contain any Hazardous Materials (including asbestos and EMF radiation) in levels or amounts that exceed permissible levels under applicable Laws. As used herein, Landlord’s knowledge shall be limited to the current, actual knowledge of R. Kirk Mathewson without any duty to investigate.
          4.3 Delayed Delivery. If Landlord for any reason cannot deliver possession of the Premises to Tenant on the Effective Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, provided that the five (5)-month free rent period shall commence on the day Landlord delivers possession of the Premises to Tenant.
     5. Rent.
          5.1 Base Monthly Rent. Tenant shall pay to Landlord the annual Base Monthly Rent specified in Section 1 in equal monthly installments and the Additional Rent as set forth in Section 8 and elsewhere in this Lease (the Base Monthly Rent and the Additional Rent are collectively referred to as “Rent”). Rent shall be paid in advance, on or before the first day of each calendar month of the Term (except during the initial free rent period as provided in the rent schedule set forth in Section 1.C). Except as expressly permitted herein, Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension. As used herein, “Additional Rent” shall mean all sums payable by Tenant hereunder other than Base Monthly Rent.
          5.2 Rent Commencement. Payment of Rent shall begin on the Commencement Date. Rent for any period during the Term that is less than one month shall be prorated for the actual number of days in such period.
          5.3 Address for Payments. All Rent shall be paid to Landlord at the address for rent set forth in Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
     6. Prepaid Rent and Letter of Credit.
          6.1 Prepaid Rent. Upon Tenant’s execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in Section 1 which shall be applied to the first installments of Base Monthly Rent falling due hereunder.
          6.2 Letter of Credit. Upon Tenant’s execution of this Lease, Tenant shall provide an irrevocable, fully assignable, and unconditional standby letter of credit, issued by a financial institution reasonably acceptable to Landlord, with a term continuing through the date that is sixty (60) days after the Expiration Date, or, upon approval by Landlord with a term of at least one (1) year with automatic renewal provisions, drawable by Landlord upon demand, and in form and substance reasonably satisfactory to Landlord (the “Letter of Credit”). The Letter of Credit shall be in an amount equal to Five Hundred Thousand Dollars ($500,000). The Letter of Credit shall secure the full and faithful performance of Tenant’s obligations under this Lease. Landlord may draw upon the Letter of Credit in whole or in part as provided herein. Landlord may draw upon the Letter of Credit without notice to Tenant if Tenant fails to deliver to Landlord a renewal or extension of the Letter of Credit, in substantially the same form or another form acceptable to Landlord in its sole discretion, for a term of not less than one (1) year at least thirty (30) days prior to the expiration date of the existing Letter of Credit. It shall be deemed reasonable for Landlord to reject a financial institution hereunder if such financial institution is not acceptable to Landlord’s lender. Tenant shall not assign or encumber, or attempt to assign or encumber, the Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or any cash security held by Landlord. Recourse by Landlord to the Letter of Credit or other security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity. In the event of a default by Tenant hereunder, Landlord may draw on the Letter of Credit in accordance with its terms. Landlord may (but shall not be required to) use all or any portion of the Letter of Credit or any proceeds thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs by reason of a default hereunder. In such event, and upon written notice from Landlord to Tenant specifying the amount so utilized by Landlord, Tenant shall immediately deposit with Landlord cash in such amount or shall provide an amendment to the Letter of Credit to return the Letter of Credit to the full amount required under this Lease. Within sixty (60) days after expiration of the Term or earlier termination of this Lease (or such longer period of time as is needed to confirm the existence of or cost to remedy any default), provided no default is then outstanding, the Letter of Credit proceeds (if Landlord has drawn on the Letter of Credit) shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Premises to the condition required by this Lease. Landlord shall have no obligation to segregate the Letter of Credit proceeds from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Tenant shall take all steps necessary at Tenant’s expense to transfer the Letter of Credit to Landlord’s successor and Landlord shall be released and discharged from any further liability to Tenant with respect to the Letter of Credit or its proceeds.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          6.3 Landlord’s Duty. Landlord’s obligations with respect to the Letter of Credit and its proceeds are those of a debtor and not a trustee. Landlord may maintain the proceeds separate from Landlord’s general funds or may commingle the proceeds with other funds of Landlord. No interest shall accrue for Tenant on the Letter of Credit proceeds.
     7. Use of Premises.
          7.1 Permitted Use. Tenant shall use and shall permit the use of the Premises only for the purpose set forth in Section 1. Tenant shall not use the Premises for any other purpose without Landlord’s written consent. Tenant acknowledges that it has determined to its satisfaction that the Premises can be used for those purposes. Tenant waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Term.
          7.2 Compliance With Insurance. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents. If Tenant’s specific use increases the cost of insuring the Building then Tenant shall reimburse Landlord for the increased cost within ten (10) days after Tenant’s receipt of Landlord’s written request for reimbursement, which request shall be accompanied by reasonable evidence of such cost.
          7.3 No Nuisance; Garbage Removal. Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance. Tenant may store garbage only in the Premises or in exterior dumpsters reasonably approved by Landlord until it its removed.
          7.4 Tenant’s Repairs and Maintenance. Subject to Sections 15 and 16, Tenant agrees, at its sole cost, to repair and maintain the Premises, all parts thereof, all loading docks contiguous thereto and all Tenant’s signs in good order, condition and repair, ordinary wear and tear excepted, including keeping the inside of all glass in doors and windows of the Premises clean, promptly replacing any broken door or door closers and any cracked or broken glass with glass of like kind and quality. Tenant shall maintain, repair, and replace as and when necessary the mechanical systems or components thereof exclusively serving the Premises (including HVAC) and all utility lines within the Premises, including those within the exterior or demising walls, except to the extent such items are to be maintained, repaired or replaced by Landlord pursuant to Section 10.1. Tenant shall not permit any vibration and noise which may be transmitted beyond the Premises. When used in this Lease, the term “repair” shall include making all necessary replacements, renewals, alterations and additions. All repairs shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all applicable laws, ordinances and regulations. Tenant shall provide its own janitorial service for the Premises in accordance with specifications reasonably approved by Landlord. If Tenant fails to perform any of its obligations under this Section 7.4, Landlord may, in addition to exercising any other remedies provided herein, perform such repairs or maintenance after notice to Tenant and expiration of the applicable cure period. Any sums expended by Landlord in performing such repairs or maintenance shall be due and payable as Additional Rent, within

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
ten (10) days after Tenant’s receipt of Landlord’s written request for reimbursement, which request shall be accompanied by reasonable evidence of such costs.
          7.5 Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall, at its expense, within fifteen (15) days after the filing thereof either: (a) discharge the lien or claim; or (b) provide Landlord adequate security for the lien or claim and take steps to contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement provided that Tenant must pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as Landlord’s reasonable attorneys’ fees and other expenses incurred by Landlord together with interest thereon, shall become additional rent payable by Tenant on demand.
          7.6 Encumbrances. Tenant shall not cause or suffer to be placed, filed or recorded against the title to the Premises (including any leasehold improvements, alterations, additions, or improvements thereto), the Building or the Property or any part thereof, any mortgage, deed of trust, security agreement, financing statement or other encumbrance. Tenant shall not grant any security agreement or financing statement covering the Premises or any part thereof nor any leasehold improvements, alterations, additions, or improvements thereto except that Tenant may pledge Tenant’s interest in any trade fixtures, appliances and equipment which are not, and which do not become, a part of the Premises. The form of any security agreement or financing statement which includes a legal description of the Premises or the Project or the address thereto, shall be subject to Landlord’s prior written approval, which approval shall be subject to such conditions as Landlord may deem appropriate in Landlord’s sole and absolute discretion. If Tenant files or permits the filing of any such document without Landlord’s approval, Tenant shall cause such statement to be terminated immediately upon request and shall indemnify and hold Landlord harmless from any costs, losses or damages incurred by reason of such filing.
          7.7 [***]
     8. Additional Rent for Operating Expenses.
          8.1 Tenant Payment. Beginning on the Commencement Date, Tenant shall pay, as Additional Rent, all Operating Expenses. Operating Expenses shall be payable on or before the first day each calendar month of the Term in the same manner as Base Monthly Rent.
          8.2 Accounting. “Tenant’s Share” as of the Effective Date is set forth in Section 1 above. Tenant’s Share shall be calculated by dividing the total RSF of the Premises by the total RSF of the Building. An accounting period is a calendar year, except the first accounting period shall commence on the Commencement Date and end on December 31 of the same calendar year. The last accounting period shall end on the Expiration Date of the Term. Annualized Operating Expenses shall be prorated on a per diem basis for any accounting period that is less than a full calendar year. If the average occupancy level of the

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
Building for any accounting period is not at full occupancy, then Operating Expenses that vary with occupancy levels shall be adjusted by Landlord to reflect those costs that would have been incurred had the Building been fully occupied during such accounting period. Operating Expenses that do not vary with occupancy levels (such as insurance and costs of operating that portion of the HVAC system that serves the entire building) shall not be adjusted.
          8.3 Adjustment. Landlord may reasonably adjust the Operating Expenses at the commencement of each new accounting period throughout the Term, whereupon Tenant’s Additional Rent shall be adjusted accordingly. Annually, Landlord shall furnish Tenant a written statement of the reasonably estimated monthly Operating Expenses for the coming calendar year. Landlord may, by written notice to Tenant, revise its estimate of Operating Expenses from time to time.
          8.4 Reconciliation. By each April 30th, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the extent actual Operating Expenses exceeded the estimated Operating Expenses paid by Tenant, Tenant shall pay Additional Rent to Landlord within thirty (30) days after receipt of such statement by Tenant and to the extent actual Operating Expenses were less than the estimated Operating Expenses paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion; provided, however, that as to the last accounting period Tenant shall receive a refund at the time Landlord delivers such statement to Tenant.
          8.5 Definition. “Operating Expenses” means all expenses and charges incurred by Landlord in the operation, maintenance, repair and replacement of the Building, Building systems, Property and common areas, as a first-class facility, including without limitation the following costs by way of illustration and not limitation: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord’s personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than any federal, state or local income or franchise tax) and including any reasonable costs associated with contesting any tax assessment; (ii) any and all assessments, fees, charges and impositions Landlord must pay for the Building, Property or Common Areas pursuant to the CC&R’s, transportation or any other improvement monitoring or management plans, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities services for the Building and the Property not exclusively serving a specific tenant; (iv) all licenses, permits and inspection fees; (v) all costs and expenses relating to the Maintenance Obligations (as defined in Section 9.1), the Services Obligations (as defined in Section 9.2) and Utility Systems Repairs (as defined in Section 10.2), or relating to repair, maintenance or replacement of the Specialized Equipment (as defined in Section 9.3); (vi) all costs of improvements or alterations to the Building and Property which are required by Laws, or which are intended to save labor or to reduce Operating Expenses (provided that all capital improvements shall be amortized over a reasonable period as determined by Landlord together with interest on the unamortized balance from time to time at a per annum interest rate equal to

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
the Prime Rate in effect on the date such costs are incurred plus four percent (4%)); (vii) all premiums and deductibles for liability, property damage, casualty, automobile, rental loss, compensation or other insurance maintained by Landlord relating to the Building or Property; (viii) the cost (amortized over a reasonable period as determined by Landlord together with interest at a per annum interest rate equal to the Prime Rate in effect on the date such costs are incurred plus four percent (4%) on the unamortized balance) of any capital improvements made to the Property or Building by Landlord for the replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement; (ix) costs incurred in the management or operation of the Building and Property (including supplies), wages and salaries of employees engaged in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto which costs shall be appropriately prorated if such persons work on projects or properties other than the Property; (x) property management fees paid to independent or affiliated contractors or to Landlord; (xi) legal, accounting and other professional expenses directly related to the Building; (xii) landscaping and painting and parking lot repairs, maintenance and resurfacing; (xiii) any other expense or charge whether or not described above that in accordance with generally accepted accounting principles and commercial property management practices is properly an expense of maintaining, operating or repairing the Building or Property. Operating Expenses shall not include any of the following: (A) ground rent; (B) depreciation on the Building or equipment therein; (C) debt service, including interest and amortization of funds borrowed by Landlord for items other than capital improvements; (D) real estate broker’s commissions or other sale or leasing commissions; (E) advertising and promotional expenses, legal fees and other costs incurred in connection with procuring tenants or offering the Building and Property for sale; (F) the cost of tenant improvements, including space planning fees, design fees and other soft costs; (G) wages, bonuses and other compensation of Landlord’s employees above the grade of property manager; (H) costs of any items to the extent that Landlord is paid or reimbursed by insurance; (I) costs for utilities or services for which Landlord is reimbursed directly from, any tenant, including Tenant; or (J) charitable or political contributions or artworks or other building decorations not comparable to any existing decorations. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once. As used in this Section 8.5, “Prime Rate” shall mean the highest prime rate of interest published in the “Money Rates” column in The Wall Street JOURNAL during such calendar month. If The Wall Street Journal ceases publication of a prime rate, then the Prime Rate shall mean the highest prime rate of interest publicly announced during such month by Bank of America, N.A., or its successor (or if such bank ceases to exist then any national banking association selected by Landlord).
          8.6 Taxes on Rent. The Rent provided for in this Lease is exclusive of any sales or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, or any tax or other charge based upon or measured by the number of employees of Tenant, or any other tax that is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon thirty (30) days written notice by Landlord to Tenant. The foregoing does not apply to federal, state or local income, gross receipts, inheritance, gift, succession or franchise taxes payable by Landlord.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          8.7 Audit. Provided that Tenant is not in default under this Lease and pays any Operating Expenses billed by Landlord as and when due, Tenant or a qualified certified public accountant retained by Tenant who is experienced with accounting for operating expense recoveries in commercial leases, shall have the right to examine Landlord’s books and records relating to Operating Expenses upon reasonable prior notice given within ninety (90) days after receipt of Landlord’s annual reconciliation, during normal business hours at the place or places where such records are normally kept. Tenant’s representative shall be compensated on an hourly or project basis and not on (i) a contingent basis, (ii) the basis of a percentage of any savings or refund resulting from the audit, or (iii) in any other manner that makes such representative’s compensation for such audit in any way dependent on the results of the audit. Upon request, Tenant shall provide Landlord with a full copy of all correspondence, instructions between the accountant. Landlord’s calculation shall be final and binding on Tenant upon delivery thereof, except as to matters to which written objection is made by Tenant in accordance with this Section. Tenant may dispute specific items included in Operating Expenses or Landlord’s computation of Tenant’s Share of Operating Expenses, by sending notice specifying such objections and including support for such findings with specific reference to the relevant Lease provisions disqualifying such expenses to Landlord no later than one hundred and twenty (120) days after Tenant’s representative examines such records. If Landlord agrees with Tenant’s objections, appropriate rebates or charges shall be made to Tenant within a reasonable period of time thereafter. The results of any review of Operating Expenses hereunder shall be treated by Tenant, its accountant and each of their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party. If Tenant objects to any matters as provided above, Landlord shall refer the matter to an independent certified public accountant selected by Landlord, whose certification as to the proper amount shall be final and binding on Landlord and Tenant. Tenant shall promptly pay the cost of such certification and all other costs incurred by Tenant to examine Landlord’s books and records. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant’s Share of Operating Expenses in the amounts determined by Landlord, subject to adjustment upon resolution of any objections by Tenant. If the certification determines that Landlord overstated Tenant’s Share of Operating Expenses, then Tenant shall receive a credit for the amount of such overpayment against the next installment(s) of Operating Expenses; provided, however, that if the Term has expired Landlord shall pay Tenant the excess within thirty (30) days after the certification is finalized. If the certification determines that Landlord understated Tenant’s Share of Operating Expenses, then Tenant shall pay such sum due with its next monthly installment of Rent. Landlord shall have the same rights with respect to Tenant’s nonpayment of Operating Expenses as it has with respect to any other nonpayment of Rent under this Lease.
     9. Landlord’s Maintenance and Services Obligations.
          9.1 Maintenance Obligations. Except as otherwise provided in Section 7.4, Landlord shall be responsible for maintenance and repairs to the exterior (including the exterior glazing and caulking) and structural portions of the Building, the roof and roof membrane, as well as all building systems and components not exclusively serving the Premises and repairs and maintenance to the Common Areas (“Maintenance Obligations”).

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          9.2 Services Obligations. Except as provided herein, Landlord shall provide or cause to be provided, all services to the Premises, Building and Property, including without limitation, janitorial service for common areas, garbage and recycling programs, property management, landscape and irrigation system maintenance, parking lot sweeping and maintenance, window washing, rubbish removal, a preventative maintenance program for the heating, ventilating, and air conditioning systems not exclusively serving the Premises, and other services provided by Landlord (collectively “Services Obligations”).
          9.3 Specialized Equipment. During any period in which any other Building occupant has the right to the use or benefit of such equipment, Landlord shall be responsible for repair and maintenance of the equipment located in the following areas within the Premises, as shown on Exhibit A (the “Specialized Equipment”): (a) boiler room for 50-150 PSI steam, (b) de-ionized water, (c) compressed air and vacuum pump, and (d) mechanical/electrical room. All of the Specialized Equipment is located in the Premises and Landlord reserves from the Lease the right to access the Specialized Equipment as and when necessary to perform its obligations hereunder. All costs relating to the Specialized Equipment shall be paid by the Building occupants that have the right to the use or benefit of the Specialized Equipment and Landlord shall not be required to bear any costs relating to the Specialized Equipment. At any time when Tenant is the only party who has the right to the use or benefit of the Specialized Equipment, Tenant shall be responsible, at Tenant’s cost, for all repair and maintenance thereof, in accordance with standards acceptable to Landlord in its reasonable discretion.
          9.4 No Landlord Default. Landlord shall perform the Maintenance and Service Obligations diligently and promptly as circumstances warrant, but Landlord shall not be liable for any failure to perform the Maintenance and Services Obligations unless such failure is solely due to Landlord’s gross negligence or intentional misconduct and continues for an unreasonable period of time after written notice from Tenant. In no event shall Landlord be liable to Tenant under this Lease or otherwise for any incidental, consequential or punitive damages (including but not limited to lost profits) and Tenant waives any right to claim such damages. If the need for repair results from the business activity being conducted within the Premises, or from the acts or omissions of Tenant, its officers, directors, employees, agents, contractors or invitees, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with such repair. Landlord shall have no liability for any damage or injury arising out of any condition or occurrence causing a need for repairs, unless the damage or injury was caused solely by Landlord’s gross negligence.
          9.5 No Obligation to Alter. Except as specifically provided elsewhere in this Lease, Landlord shall have no obligation whatsoever to after, remodel, improve, repair, decorate, or paint the Building, the Premises or any part thereof. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as specifically herein set forth.
          9.6 Tenant Waiver. Tenant waives the right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
     10. Structural Maintenance and Repairs.
          10.1 Structural Repairs. Subject to the provisions of Section 15, Landlord shall, at Landlord’s expense, maintain, repair and replace the roof structure, all exterior and bearing walls, the floor slab and the foundation of the Building (“Structural Repairs”). Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible.
          10.2 Utilities Repairs. Subject to the provisions of Section 15, Landlord shall maintain, repair and replace the underground electrical, water, sewer and plumbing utility systems serving the Building insofar as such utility systems are located outside the Building between the public right-of-way and the Building or inside the Building but not serving the Premises exclusively, and the conduits and pipes or wiring located therein and forming a part thereof, or Landlord shall cause the utility purveyor to maintain, repair and replace the underground electrical, water, sewer and plumbing utility systems serving the Building insofar as such utility systems are located outside the Building between the public right-of-way and the Building, and the conduits and pipes or wiring located therein and forming a part thereof (“Utility Systems Repairs”).
          10.3 Tenant’s Responsibility. To the extent that any Structural Repairs or Utility Systems Repairs are necessitated in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, contractors, servants, or employees, Tenant shall pay to Landlord the reasonable costs of such Structural Repairs or Utility Systems Repairs, within thirty (30) days after Landlord’s submission of a reasonably detailed invoice for the same. Landlord shall not be liable for any failure to make any Structural Repairs or Utility Systems Repairs, unless such failure shall persist for an unreasonable time after Landlord’s receipt of written notice from Tenant.
     11. Utilities.
          11.1 Tenant Responsibility. In addition to all other sums Tenant is required to pay pursuant to this Lease, Tenant shall be solely responsible for and shall pay as additional rent prior to delinquency all charges for heat, light, water, sewer, electricity, gas and any other utilities used or consumed on the Premises from and after the date Tenant first takes possession of the Premises. For any of the foregoing utilities for which separate meters are provided by the utility service company, Tenant shall arrange for and cause such services to be provided, at Tenant’s expense and Tenant shall pay directly to the provider thereof and will pay any required deposits therefor. For any of the foregoing utilities and services for which separate meters are not installed, Landlord shall arrange for such service and either (a) the cost shall be included in Operating Expenses, or, (b) if Landlord reasonably determines based on demonstrable evidence that the amount of service or utility provided by Landlord (including use of the Specialized Equipment) and consumed by Tenant is materially different than Tenant’s Share of such utility or service, then Tenant shall pay to Landlord as Additional Rent, prior to delinquency, Tenant’s equitable share of the cost of such utility or service based on Landlord’s reasonable estimates of Tenant’s consumption (which may be based on submeter readings if Landlord installs submeters to measure consumption). Tenant shall arrange for and cause the following services to be provided to the Premises at Tenant’s expense: telecommunications

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
and data communications services, security, telephone service, cable television service, satellite transmission service, if any, and any computer cabling or wiring exclusively serving the Premises.
          11.2 Interruption. If any utilities to the Premises are interrupted or discontinued due to failure in those portions of the systems to be maintained by Landlord pursuant to Section 10.2, Landlord shall use reasonable efforts to restore such utilities as soon as practically possible after learning of such interruption or discontinuance. No eviction of Tenant shall result from any such failure or interruption. Notwithstanding the foregoing, if an interruption or curtailment of any service required to be provided by Landlord under this Lease occurs (A) by reason of Landlord’s negligent act or negligent omission or due to a cause for which Landlord receives rent abatement insurance proceeds, (B) such interruption causes the Premises or a portion thereof to be untenantable, (C) Tenant ceases to use the Premises or the untenantable portion thereof for their intended purposes, and (D) Tenant has given Landlord notice of such interruption and such interruption is not corrected within three (3) days after the date of such notice, then, as Tenant’s exclusive remedy for such interruption on the fourth (4th) consecutive day following the date on which all of the foregoing conditions are satisfied, Base Monthly Rent shall abate (in whole or in part based on the number of square feet that are untenantable) until the Premises are rendered tenantable. Notwithstanding the foregoing, Tenant shall not be entitled to an abatement if the interruption was caused by the negligent act or negligent omission of Tenant or its employees, agents, contractors or invitees.
     12. Limits on Landlord’s Liability. Landlord’s liability to repair and maintain portions of the Premises and Building and to provide utility services (collectively, “Repair and Service Obligations”) is subject to the following limitations:
          12.1 Circumstances Beyond Landlord’s Control. Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water, fuel or other utilities from the providers thereof, (iv) acts of God, or (v) any other cause beyond Landlord’s reasonable control.
          12.2 Landlord Liability. Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant. Landlord shall not be liable for any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, or the Property, or to fixtures, appurtenances, and equipment therein. Landlord shall not have any liability for any inconvenience, annoyance, or disturbance resulting from the performance by Landlord of its Repair and Service Obligations. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Repair and Service Obligations, even if Landlord has been advised of the possibility of such consequential damages. Landlord, its agents, employees or contractors, shall conduct its and their activities on the Premises in a reasonable manner and shall make reasonable efforts to minimize any inconvenience, annoyance or disturbance to Tenant and shall repair any

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
uninsured physical damage caused in doing such repair work. At Tenant’s request, Landlord shall perform its Repair and Service Obligations after Tenant’s normal business hours; provided, however, that Tenant shall pay all overtime and other costs incurred by Landlord in excess of the costs that would have been incurred by Landlord if Landlord had performed its Repair and Service Obligations during Tenant’s normal business hours.
          12.3 Rent Abatement. Except as specifically provided in Sections 1,11, 15 and 16, there shall be no abatement of Rent in any circumstance under this Lease.
     13. Improvements and Alterations.
          13.1 Initial Tenant Improvements. Tenant, at Tenant’s sole cost and expense, shall install its initial tenant improvements in the Premises in accordance with the provisions of Exhibit B attached hereto and incorporated herein by this reference.
          13.2 Alterations and Additions by Tenant. Following installation of the initial tenant improvements, Tenant shall not make any additional improvements or alterations to the Premises without the prior written consent of Landlord which, with respect to any alterations that do not impact Building systems or structure or reduce the value of the Building or reduce the RSF of the laboratory space, shall not be unreasonably withheld or delayed but may be subject to such reasonable conditions as Landlord deems necessary or desirable. Any repairs or new construction by Tenant shall be done (a) at Tenant’s sole cost and expense in conformity with plans and specifications approved by Landlord which approval shall not be unreasonably withheld (so long as the changes do not impact Building systems or structure) or delayed but may be subject to such reasonable conditions as Landlord deems necessary or desirable, (b) by contractors approved by Landlord which shall not be unreasonably withheld or delayed but may be subject to such reasonable conditions as Landlord deems necessary or desirable, and (c) subject to Landlord’s reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a good and workmanlike manner consistent with the overall quality of the Building and shall become the property of Landlord. Prior to commencing any work costing more than Fifty Thousand Dollars ($50,000) or the supply or furnishing of any labor, services and/or materials in connection with any such work, Landlord may require that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to 120% of the estimated cost of any improvements, additions, or alterations in the Premises.
     14. Insurance; Indemnity.
          14.1 Tenant Waiver. Except as provided in Section 14.3, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or common areas by or from any cause whatsoever, including without limitation any acts or omissions of Landlord, Landlord’s property manager or any other tenants, licensees or invitees of the Building.
          14.2 Tenant Indemnity. Tenant shall indemnify and defend (using legal counsel reasonably acceptable to Landlord) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys’

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
fees) whatsoever that may arise out of or in connection with Tenant’s occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant’s breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant’s immunity under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.
          14.3 Landlord Responsibility. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply if the subject claims thereunder were caused solely by Landlord’s gross negligence or willful misconduct. However, in no event shall Landlord be liable to Tenant for consequential damages. Landlord shall indemnify and defend (using legal counsel reasonably acceptable to Tenant) Tenant and hold Tenant harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys’ fees) whatsoever to the extent arising solely out of the gross negligence or intentional misconduct of Landlord. To the extent necessary to fully indemnify Tenant from claims made by Landlord or its employees, this indemnity constitutes a waiver of Landlord’s immunity under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.
          14.4 Tenant’s Insurance. Tenant shall procure and maintain throughout the Term at Tenant’s expense, the following insurance:
               14.4.1 Commercial general liability insurance, insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence (or in such amount as Landlord determines in its reasonable discretion). Such policy shall include Products/Completed Operations coverage with an aggregate limit of no less than $2,000,000. Such policy shall insure Tenant’s contractual liability (covering the indemnity in Section 14.2) and shall: (i) name Landlord and its named principals, property manager and lender as additional insureds, (ii) provide a waiver of subrogation with respect to Landlord, and (iii) provide that it is primary and noncontributing with any insurance in force on behalf of Landlord.
               14.4.2 “Causes of Loss — Special Form” property insurance (or comparable coverage acceptable to Landlord) insuring against the perils of fire, vandalism and malicious mischief and including extended coverage and coverage against sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant’s expense, and that is located in the Building or Premises, including without limitation all of Tenant’s furnishings, fixtures, furniture, personal property and equipment and all tenant improvements and alterations installed in the Premises at Tenant’s expense in an amount not less than the full replacement cost thereof on an agreed amount basis with no coinsurance. Tenant has been advised that it may be desirable to purchase insurance against risk of loss by earthquake provided that such insurance is available on commercially reasonable terms. Tenant’s property insurance policy(ies) shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear. Tenant acknowledges that Landlord has recommended that Tenant purchase business interruption coverage, covering

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or Building. Tenant may elect to purchase such insurance but in any event waives any claim against Landlord from any cause of loss that would be covered by insurance had Tenant purchased such coverage.
               14.4.3 Worker’s Compensation and Employees Liability Insurance as required by state law.
               14.4.4 Any other form or amount of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself. As used in this paragraph, insurance shall be deemed to be reasonable if it is of the type and in such amounts as commercial landlords require in leases in the market area in which the premises are located for premises used for the uses similar to Tenant’s.
          14.5 Policies. All policies of insurance to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of “A” and a Financial Rating of “X” or better in the most current issue of Best’s Insurance Guide. Tenant shall provide Landlord with certificates of such insurance on certificate forms acceptable to Landlord. No such policy shall be cancelable or reduced in coverage below that required under this Lease except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or, if Tenant has not done so, Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.
          14.6 Landlord’s Insurance. Landlord shall procure and maintain throughout the Term commercial general liability insurance with deductibles deemed appropriate by Landlord. Landlord shall also shall procure and maintain throughout the Term “Causes of Loss — Special Form” (or comparable) property insurance insuring against the perils of fire, vandalism and malicious mischief, and including extended coverage, covering the Building and all permanent fixtures and improvements therein on the Commencement Date in an amount not less than the full replacement cost thereof. Landlord may purchase insurance against risk of loss by earthquake provided that such insurance is available on commercially reasonable terms. Landlord shall also shall procure and maintain throughout the Term rent loss insurance in an amount equal to twelve (12) months Base Monthly Rent and Additional Rent. Landlord may also purchase any other amount or type of coverage Landlord (or its lender) deems necessary or desirable including coverage against terrorism or vandalism. The cost of all insurance purchased by Landlord and any related deductibles shall be an Operating Expense.
          14.7 Proceeds. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord’s interest and right in such proceeds. The proceeds of any insurance policies maintained by or for the benefit of Tenant shall belong to and be paid over to Tenant; provided, however, that if Landlord is required to, or elects to, restore the Premises or the Building pursuant to Section 15, then the proceeds of any property insurance covering permanent improvements to the Premises shall be paid over to Landlord.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          14.8 Waiver of Subrogation. Landlord and Tenant release each other, and their respective directors, officers, partners, employees and agents, from, and waive their entire claim of recovery for, any claims for damage to the Premises and the Building and to Tenant’s improvements, alterations, furniture, fixtures, equipment and personal property that are caused by or result from fire, lightening or any other perils normally included in a “Causes of Loss - Special Form” property insurance policy whether or not such loss or damage is due to the negligence of Landlord, its directors, officers, partners, employees or agents, or of Tenant, or its directors, officers, partners, employees or agents. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any and all insurance policies maintained by either Landlord or Tenant under this Lease.
          14.9 Notice of Accidents. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.
     15. Destruction.
          15.1 Obligation to Restore. If the Premises or the Building is destroyed or damaged by fire, earthquake, or other casualty during the Term to the extent that they are untenantable in whole or in part, and if (i) the insurance proceeds available to Landlord equal or exceed the cost of such restoration, (ii) in the opinion of a registered architect or engineer appointed by Landlord and given within ninety (90) days of the casualty, such restoration can be completed within one hundred eighty (180) days after the date on which Landlord obtains all permits necessary for such restoration, and (iii) such restoration is permitted under then existing laws and the CC&Rs to be done in such a manner as to return the Premises (including only those fixtures and equipment insured under Landlord’s property insurance policy) and the Building to substantially the same condition as they were in immediately before such destruction then such destruction shall not terminate this Lease and Landlord shall act with reasonable diligence to restore the Premises and the Building to substantially the same condition as they were in immediately before such destruction. To the extent that the insurance proceeds must be paid to a mortgagee under, or must be applied to reduce any debt secured by, a mortgage covering the Property, the insurance proceeds shall be deemed not to be available to Landlord unless such mortgagee permits Landlord to use the insurance proceeds for such restoration. In all other instances, Landlord shall have the right but not the obligation to rebuild and restore the Premises or the Building or the damaged part thereof.
          15.2 Right to Terminate. If the Premises or the Building is destroyed or damaged by fire, earthquake, or other casualty during the Term to the extent that they are untenantable in whole or in part, and Landlord is not obligated under Section 15.1 to restore the Premises and the Building then Landlord may, at its election, either (i) restore the Premises (including only those fixtures and equipment insured under Landlord’s property insurance policy) and the Building to substantially the same condition as they were in immediately before such destruction, or (ii) terminate this Lease effective as of the date of such destruction. As soon as reasonably practicable after the date of any destruction or injury, Landlord shall notify Tenant whether Landlord intends to restore the Premises or terminate this Lease.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
     If the Premises or the Building is destroyed or damaged by fire, earthquake, or other casualty during the Term to the extent that they are untenantable in whole or in part, and Landlord is obligated to or elects to restore the Premises and the Building and such restoration is not completed within two hundred forty (240) days (as extended by any delay caused by force majeure events) after the date on which Landlord obtains all permits necessary for such restoration, then either Landlord or Tenant may, at its election within sixty (60) days after the expiration of such period, terminate this Lease by written notice to the other party. If neither party makes an election under the preceding sentence, then the parties shall be deemed to have elected to continue this Lease and the parties’ right to terminate this Lease shall be void and of no further force or effect. If casualty occurs during the last twelve (12) months of the Term, Tenant or Landlord may terminate this Lease by written notice to the other party at any time prior to the start of reconstruction.
          15.3 Rent Abatement. During the period from destruction or damage until completion of restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which the parties reasonably determine is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees, or licensees, there shall be no abatement of Rent except to the extent Landlord actually recovers lost rent under its rental insurance policy and Tenant shall have no right to terminate this Lease as a result of such damage.
          15.4 Restoration of Tenant Improvements. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any of Tenant’s personal property, furniture, equipment or tenant improvements installed by Tenant (all of which Tenant is required to insure). Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair, rebuild or replace all such tenant improvements and other items of property to substantially the same condition as they were in immediately before such destruction or damage. If Tenant is not required to restore such items then the proceeds of Tenant’s property insurance shall belong to and be paid over to Tenant.
          15.5 No Liability. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration, except for the rent abatement provided in Section 15.3 above.
     16. Condemnation.
          16.1 Total Taking. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.
          16.2 Partial Taking. If more than twenty-five percent (25%) of the floor area of Premises is taken by condemnation or sold under the threat of the exercise of said power or if the taking means the Premises are no longer suitable for Tenant’s operations, Landlord or Tenant may, by written notice given to the other within ten (10) Business Days after notice of such taking, terminate this Lease as to the reminder of the Premises as of the date the condemning authority takes possession.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          16.3 Rent Abatement. If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. If neither Landlord nor Tenant elects to terminate this Lease, Landlord’s responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.
          16.4 Award. Tenant may not participate or appear in the condemnation proceeding. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Landlord shall have the sole right to grant early possession and use to the condemning authority prior to trial. Tenant waives any right to claim from Landlord or from the condemning authority any compensation for the value of the leasehold and Landlord shall be entitled to the entire award for the Premises, the Building and the Property and Tenant assigns any right it might have in such award to Landlord. Tenant shall not seek any recovery for the value of the leasehold nor shall it seek to introduce evidence as to the value of such leasehold in the condemnation action or in any equitable proceeding to allocate the condemnation award between the parties. Notwithstanding the foregoing, so long as Tenant does not violate any of its covenants under this Section and subject to the rights of Landlord’s lender, Tenant shall be entitled to recover such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right in a separate action for Tenant’s moving expenses. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.
          16.5 Exclusive Control. Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described in Section 16.4 without Tenant’s prior approval of such settlement, which approval shall not be unreasonably withheld.
     17. Assignment and Subletting.
          17.1 Consent Required. Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises (each of which is referred to herein as a “Transfer”), without first obtaining the written consent of Landlord which shall not be unreasonably withheld or delayed provided that Tenant satisfies all of the conditions of this Lease. Tenant may not enter into a Transfer at any time when Tenant is in default hereunder. This Lease shall not be assignable by operation of law. If Tenant intends to enter into a Transfer, Tenant shall give Landlord at least thirty (30) days written notice of such intent. Tenant’s notice shall set forth the effective date of such Transfer and shall be accompanied by (i) an exact copy of the proposed agreements between Tenant and the proposed transferee, (ii) complete financial information regarding the proposed transferee, and (iii) a description of the transferee’s contemplated use of the Premises. If requested by Landlord, Tenant shall provide Landlord with (a) any additional information or documents reasonably requested by Landlord relating to the proposed Transfer

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
or the transferee, and (b) an opportunity to meet and interview the proposed transferee. Any Transfer without Landlord’s consent shall be a default hereunder and, in addition to any other right or remedies permitted hereunder shall be voidable by Landlord, at its sole election.
          17.2 Corporate Transfers. All of the following shall constitute Transfers subject to this Article 17: (x) if Tenant is a corporation that is not publicly traded on a nationally recognized reputable stock exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant’s outstanding voting stock, shall constitute a Transfer; (y) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a Transfer; and (z) if Tenant is a limited liability company, then a change in voting or decision-making control of the limited liability company shall constitute a Transfer. Any change in ownership of Tenant’s parent of the type described in (x), (y) or (z) above shall also constitute a Transfer subject to this Article 17. These provisions shall apply to any single transaction or any series of related or unrelated transactions having the effect described.
          17.3 Permitted Transfers. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease at the time of such transaction, Landlord’s consent under Section 17.1 or otherwise shall not be required for, and the provisions of Section 17.6 relating to division of excess rent between Landlord and Tenant shall not apply to, any proposed Transfer by Tenant under this Section 17 to any of the following (each of whom shall be a “Permitted Transferee”): (a) a wholly owned subsidiary of Tenant; (b) an entity with which or into which Tenant may merge whether or not the Tenant is the survivor of such merger; (c) any entity that is controlled by, controls or is under common control with Tenant; (d) any entity that acquires substantially all of Tenant’s assets; or (e) any entity into which Tenant consolidates; provided, however, that any Permitted Transferee under this provision must have and maintain a Net Worth equal to or better than the Net Worth of Tenant at the time of execution of this Lease. “Control” for purposes of this Section 17 shall mean ownership of a majority voting interest in any such entity or the possession, directly or indirectly of the power to direct or cause the direction of the day-to-day management of the controlled entity. “Net Worth” shall mean Tenant’s aggregate tangible assets (which shall not include goodwill, patents, intellectual property rights or trademarks or trade names) minus Tenant’s aggregate liabilities. Tenant must provide Landlord with at least thirty (30) days prior written notice of any Transfer to a Permitted Transferee, together with such evidence as Landlord may reasonably request to establish that such Transfer is to a Permitted Transferee. The rights under this Section are personal to the Tenant named herein and may not be transferred or assigned to any other party other than a Permitted Transferee. A series of transfers to Permitted Transferees may not be used to evade the requirement for Landlord’s consent under this Section 17.
          17.4 Recapture. Intentionally omitted.
          17.5 Consent. In deciding whether to consent to a proposed Transfer that requires Landlord’s consent, Landlord may consider any factors that Landlord deems relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed transferee would be a permitted use; (ii) whether the proposed transferee is of sound financial condition and has sufficient financial resources and business expertise, as reasonably

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
determined by Landlord, to perform under this Lease; (iii) whether the proposed transferee’s use could involve the storage, use, treatment or disposal of any Hazardous Materials not used by Tenant or in greater quantities than Tenant uses; and (iv) whether the proposed use or the proposed transferee could cause the violation of any covenant or agreement of Landlord to any third party. Landlord may condition its consent to any proposed Transfer on such reasonable conditions as Landlord may require including construction of any improvements reasonably deemed necessary or appropriate by Landlord by reason of the Transfer. Any improvements, additions, or alterations to the Building that are required by any law, ordinance, rule or regulation, or are reasonably deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant without cost or expense to Landlord. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief.
          17.6 Minimum Rental; Division of Excess Rent. In any Transfer of this Lease (other than a Transfer to a Permitted Transferee), Tenant shall seek to obtain from the transferee consideration reflecting the then-current fair market rent for the space subject to such Transfer. Any net rent or other consideration attributable to the Premises realized by Tenant in connection with or as a result of any Transfer (other than a Transfer to a Permitted Transferee) in excess of the Base Monthly Rent payable hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like) shall be divided equally between Landlord and Tenant and Landlord’s share shall be paid promptly to Landlord as Additional Rent; provided, however, that Landlord shall be entitled to receive the total rent and other consideration if a default (after any required notice and expiration of any applicable cure period) is outstanding under this Lease until such default is cured.
          17.7 Tenant Not Released. No Transfer by Tenant (including a Transfer to a Permitted Transferee) shall relieve Tenant of any obligation under this Lease and Tenant shall remain primarily liable hereunder. If the transferee defaults, Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any transferee or any other person liable for Tenant’s obligations hereunder. Any Transfer that conflicts with the provisions hereof shall be void. No consent by Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this Article 17 as they apply to any future Transfers. Following any Transfer, the obligations for which the Tenant or subsequent transferor remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the transferee, whether or not such amendments are made with knowledge or consent of the transferor; provided, however, that Landlord shall not extend the term of the Lease (except in connection with the Extension Option granted herein) without Tenant’s consent.
          17.8 Written Agreement. Any Transfer must be in writing. With respect to any assignment, the transferee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease, provided that no such assumption shall be deemed a novation or other release of the transferor. With respect to any sublease, the subtenant shall agree in writing to comply with all of the obligations of Tenant under this Lease with respect to the use or occupancy of the space transferred and all insurance and indemnity provisions provided that no such agreement shall be deemed a novation or other release of the transferor.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
If this Lease is terminated, Landlord, at its option, may elect to either (a) terminate any or all existing subleases or (b) have such termination operate as an assignment to Landlord of any or all existing subleases. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents and any amendment thereto during the Term.
          17.9 Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any request for consent under this Section 17 (even if consent is denied or the request is withdrawn) and such reimbursement shall include reasonable attorneys’ fees, on demand.
          17.10 No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.
          17.11 No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or any fixtures or improvements in the Premises, or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.
          17.12 Bankruptcy. If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C. Section 101, et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord’s exclusive property and paid or delivered to Landlord, and shall not constitute the property of Tenant or Tenant’s estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant’s obligations under this Lease.
          17.13 Sale by Landlord. In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment. Notwithstanding the foregoing, except in the event of a foreclosure or transfer in lieu of foreclosure, Landlord shall make good faith efforts to obtain from the purchaser or assignee a written assumption of Landlord’s obligations under this Lease.
          17.14 Successors and Assigns. Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.
     18. Default.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          18.1 The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant (“Default”):
               18.1.1 vacation or abandonment of all or any portion of the Premises;
               18.1.2 failure by Tenant to make any payment of Base Monthly Rent or Operating Expenses as and when due or failure by Tenant to make any other payment required hereunder within five (5) Business Days after notice that such payment is due;
               18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after thirty (30) days written notice from Landlord; provided, however, that if more than thirty (30) days are reasonably required to complete a cure, Tenant shall not be in default so long as it commences cure within such period and diligently pursues completion within a reasonable period of time thereafter;
               18.1.4 the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant the same is dismissed within thirty (30) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.
               18.1.5 Failure to provide the Letter of Credit as and when required.
               18.1.6 Failure to execute and return any estoppel certificate or subordination agreement required pursuant to this Lease within the time limits set forth herein, and such failure is not cured within five (5) days after written notice of such failure.
          18.2 Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.
          18.3 Landlord shall not be in default unless it fails to observe or perform any of the covenants, conditions, or provisions of this Lease and such failure continues for thirty (30) days after written notice from Tenant specifying the Landlord’s obligations that remain unsatisfied (the “Tenant Notice”); provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days after receipt of the Tenant Notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord’s lender with any Tenant Notice if Tenant has been provided with the name and address of any such lender. If Landlord has not commenced or is not diligently pursuing performance of such obligations thirty (30) days after Landlord’s receipt of the Tenant Notice, then Tenant may send Landlord and its lender a second notice stating the measures that Tenant will take to complete such obligations if Landlord does not do so within three (3)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
business days after receipt of such second notice. If Landlord does not perform such obligations during such period then Tenant may take the steps outlined in its notice at Tenant’s expense and at Tenant’s sole risk. Notwithstanding the foregoing, prior notice shall not be required in any emergency situation posing a threat of imminent injury to persons or property provided that Tenant must makes good faith efforts to notify Landlord prior to completing any of Landlord’s obligations and provided further that Tenant must immediately thereafter provide written notice to Landlord outlining in detail the measures taken. Any such cure by Tenant shall be undertaken only by experienced, qualified contractors and shall be performed in accordance with all applicable Laws. Tenant shall immediately repair any damage caused by Tenant or its contractors in the course of performing such work. If Tenant elects to pursue such self-help rights then Tenant shall be solely responsible for and shall indemnify Landlord against any liabilities, costs, damages or other losses incurred by Landlord as a result of Tenant’s performance, including but not limited to any claim of loss or damage by any other occupant in the Building and any reasonable legal fees or other costs incurred related thereto. Tenant shall have no right to offset any costs incurred against sums due hereunder unless Landlord has agreed in writing to such offset.
          18.4 In no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease. In no event shall a default by Landlord under this Lease give rise to any right of Tenant to withhold or offset the payment of Base Monthly Rent or Additional Rent and such obligations shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.
     19. Remedies in Default.
          19.1 Remedies. In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) re-enter and take possession of the Premises, (ii) pursue any remedy allowed by law or equity, and/or (iii) terminate this Lease.
          19.2 Costs. Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant’s Default including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker’s commissions, and attorneys’ fees.
          19.3 Reentry. No reentry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant’s keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.
          19.4 Damages. Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 18, Landlord shall be entitled to recover from Tenant:
               19.4.1 The worth at the time of an award (including interest at the rate set forth in Section 33.8), of any unpaid rent which had been earned by Landlord prior to the time of termination; plus

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
               19.4.2 The worth at the time of an award (including interest at the rate set forth in Section 33.8), of the amount by which the unpaid rent which would have been earned after termination until the time of an award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; plus
               19.4.3 The worth at the time of an award of the amount by which the unpaid rent and additional rent for the balance of the term of this Lease (as extended, if at all prior to termination) exceeds the amount of such loss of rent and additional rent that Tenant proves could have been reasonably avoided (including interest at the rate set forth in Section 33.8 from the date of the award until paid). Such worth of the time of award shall be computed at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus
               19.4.4 The unamortized amount, over the initial Term, of any abated rent at the commencement of the Term and the unamortized Allowance plus brokers commissions and other costs incurred by Landlord in connection with this Lease; plus
               19.4.5 Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
          19.5 No Termination of Lease. No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease. Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. If Landlord reenters the Premises pursuant to this Section 19, and does not elect to terminate this Lease, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month during the remaining Term representing the difference between the Base Monthly Rent, and other charges which would have been paid in accordance with this Lease and the rental actually derived from the Premises by Landlord for such month. Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Lease without waiting until the end of the Term of this Lease.
          19.6 Reletting. If this Lease is terminated, Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Base Monthly Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by the Landlord in excess of amounts payable in accordance with this Lease. Landlord shall use reasonable efforts to mitigate its damages.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          19.7 Right of Landlord to Cure Defaults. If Tenant defaults under this Lease beyond any applicable notice or cure period, Landlord may cure the default, at Tenant’s expense, immediately and without notice in case of emergency threatening harm to persons or property, or in any other case only upon Tenant’s failure to remedy such default within twenty (20) days after Landlord notifies Tenant in writing of such default or, if more than twenty (20) days are reasonably required to complete a cure, only if Tenant fails to commence cure within such period or to diligently pursue completion within a reasonable period of time thereafter. Tenant shall reimburse Landlord for any costs of the cure with interest pursuant to Section 33.8. Landlord shall have the same rights and remedies as for the nonpayment of sums due under this Section 19 as in the case of default by Tenant in the payment of Rent.
     20. Access. Tenant shall permit Landlord to enter the Premises at all reasonable times upon reasonable notice (which may be oral notice) for the purpose of inspecting, altering, repairing and maintaining the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective lenders and purchasers at reasonable times during the Term and to tenants during the last nine (9) months of the Term or at any time when Tenant is in default beyond any applicable notice or cure period, provided that (except in an emergency) Landlord shall use commercially reasonably efforts not to materially interfere with Tenant’s business operations. Tenant shall provide Landlord with means of access to all areas of the Premises (other than safes and vaults) but Landlord may use any means of gaining access necessary in an emergency situation. No such entry shall be deemed to be a constructive eviction of Tenant.
     21. Hold-Over Tenancy. If Tenant shall hold over after the expiration or termination of the Term with Landlord’s written consent Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated by either party on thirty (30) days notice. During such month to month tenancy the Base Monthly Rent shall be one hundred twenty five percent (125%) of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable. If Tenant shall, without the written consent of Landlord, hold over beyond the expiration of the Term, Tenant shall be deemed to be a tenant at sufferance and no month to month tenancy shall be created. During such period Tenant shall be bound by all the terms, covenants and conditions as herein specified as far as applicable, except Rent, which shall be Two Hundred Percent (200%) of the Rent due prior to the expiration of the Term and, in addition, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all damages payable by and claims made against Landlord as a result of any delay in the delivery of possession under any subsequent lease or delay in closing of any sale of all or any part of the Premises, including, without limitation, attorneys’ fees and Landlord’s lost revenues. For purposes of this Section, Tenant shall be deemed to be in possession until such time as Tenant fully vacates the Premises and completes all removal and restoration work required under this Lease.
     22. Compliance With Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute,

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
ordinance, or governmental rule or regulation, including without limitation the Americans with Disabilities Act and all regulations related thereto, and the CC&R’s and any other restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, common areas or Business Park, now or hereafter in force (“Laws”). Tenant shall at its sole cost and expense promptly comply with all Laws and with the requirements of any board of fire insurance underwriters, Insurance Service Office, or other similar bodies now or hereafter constituted, relating to, or affecting the specific use or occupancy of the Premises; provided, however, Tenant shall not be required to cure any existing violation of Laws unless cure is required as a condition to Tenant’s use of the Premises or because of any alterations that Tenant desires to make to the Premises. The judgment of any court of competent jurisdiction, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant.
     23. Rules and Regulations. Tenant shall faithfully observe and comply with any reasonable rules and regulations that Landlord shall from time to time promulgate including but not limited to the rules attached hereto as Exhibit C. Tenant shall cause all of its employees, agents, contractors, assignees, subtenants, invitees and guests to comply with such rules and regulations. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other person so long as such modifications apply equally to all tenants.
     24. Parking. To the extent permitted by the CC&Rs and other documents presently recorded against the Property, Tenant shall have the non-exclusive right to use Tenant’s Share of all parking spaces located on the Property during the Term without charge on an unreserved, first-come, first-served basis. Such use by Tenant shall comply with all Laws and shall be subject to any reasonable rules and regulations that may be established by Landlord and any rules and regulations established pursuant to the CC&Rs for such parking facilities from time to time. Landlord may alter the parking areas (so long as such alterations do not decrease the number of parking spaces below what is required by the terms of this Lease or required by law) and may assign some or all of the parking spaces to Building tenants from time to time.
     25. Estoppel Certificates. Tenant shall execute, within ten (10) days following Landlord’s request a certificate in such form as may be reasonably required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord’s successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease; (ii) that the Lease is unmodified and in full force and effect, (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that to the best of Tenant’s knowledge, there have been no defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid; and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant’s failure to deliver such statement within such time shall be an event of Default hereunder.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
     26. Subordination. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord’s successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease provided such successor agrees to perform Landlord’s obligations arising thereafter. Tenant shall execute and deliver on request and in the form requested by Landlord, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination. Should Tenant fail to sign and return any such documents that comply with this Section or to provide specific written objections to such documents stating in particular how the documents fail to comply with this Lease within ten (10) Business Days of the request, Tenant shall be in Default.
     27. Surrender; Removal of Property. Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, with all equipment therein in good, working condition and repair and in the same or better condition as upon delivery, excluding ordinary wear and tear. On or before the expiration or termination of this Lease, Tenant shall: (i) remove from the Premises all of its personal property, including any furniture, equipment and signage; (ii) remove from the Premises any cabling installed by Tenant; and (iii) remove from the Premises any improvements or alterations installed by Tenant which Landlord directs Tenant to remove. With respect to any alterations or improvements for which Tenant requests Landlord’s approval, if Tenant requests Landlord to do so in writing, Landlord shall notify Tenant at the time of such approval if the alterations or improvements are subject to this removal obligation. If Landlord does not so notify Tenant at that time then Tenant shall not be required to remove such alterations or improvements upon surrender. Notwithstanding the foregoing, Tenant shall not be required to remove any standard office improvements installed by Tenant provided that standard office improvements shall not include structural alterations, raised floors, internal stairways, high density storage systems, additional baths or kitchen areas, or vaults. Any and all damage done to the Premises or the Building as a result of Tenant’s installation or removal of any personal property, fixtures, furnishings or signage shall be repaired and the Premises restored, at Tenant’s expense. Tenant shall deliver to Landlord all access cards or keys to all locks in the Premises. If Tenant fails to remove any of the foregoing items or to repair any damage required to be repaired hereunder, Landlord shall be entitled to remove any of the foregoing items and to make such repairs, at Tenant’s expense, and shall further be entitled to draw upon the Letter of Credit for such costs. Landlord shall not be required to return any portion of the Letter of Credit proceeds until Tenant’s obligations with respect to removal and restoration have been satisfied and Tenant shall be considered a hold-over tenant until such work is completed. All personal property remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. Landlord may store such property in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
     28. Personal Property Taxes. Tenant shall pay, prior to delinquency, all Personal Property Taxes (as defined below) payable with respect to all Tenant’s Property (as defined below) located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment. As used herein, “Tenant’s Property” shall mean and include, without limitation, all personal property owned by Tenant including inventory, equipment, furniture, fixtures and trade fixtures kept or used on or installed in the Premises and any Tenant Improvements and other improvements to the Premises that are owned by and separately assessed to Tenant. “Personal Property Taxes” shall include all property taxes assessed against the Tenant’s Property, whether assessed as real or personal property.
     29. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) three (3) days after the date of mailing by certified mail, return receipt requested, (ii) upon delivery when delivered personally or by commercial messenger service, or (iii) the next Business Day after the date of mailing if delivered by a nationally recognized delivery service such as Federal Express, in each case to the notice address(es) of the receiving party set forth in Section 1. Either party may change its address(es) for notices by notice to the other from time to time except that, after the Term commences, any notice to Tenant may be so mailed or delivered by hand to Tenant at the Premises. All service of process on Tenant may be accomplished at the Premises or by service on Tenant’s registered agent in the State of Washington.
     30. Condition of Premises. By taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, Property and Business Park in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord, unless otherwise set forth herein.
     31. Hazardous Materials.
          31.1 Restriction on Use. Tenant and Tenant’s officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable (individually, a “Tenant Party” and collectively, “Tenant Parties”) shall comply with all Environmental Laws (as defined below) in connection with Tenant’s or Tenant Parties use, production, storage or disposal of any Hazardous Materials (as defined below) on, under or about the Premises. Tenant hereby represents, warrants, covenants and agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant or any Tenant Party of the Premises or any portion thereof, shall be in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials. Neither Tenant nor any Tenant Party shall use or dispose of any Hazardous Materials in or on the Premises, the Building, the Project, or any adjacent property, or in any improvements thereto, except for such Hazardous Materials as are essential to the operation of Tenant’s and Tenant Parties’ business and reported to Landlord not less often than annually, and then only in accordance with all applicable laws and regulation provided however, that in no event shall Tenant use any Hazardous Materials that are classified as Biosafety level 3 (BSL 3)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
or 4 (BSL 4). Tenant shall, and shall ensure that all Tenant Parties shall, at all times comply with Environmental Laws and best industry standard research, medical and safety practices in connection with the use, handling, production storage or disposal of any Hazardous Material, including, but not limited, to any Medical Products (as defined below), at Tenant’s sole expense. Tenant shall only generate, release, store, deposit, transport, or dispose of (collectively “Release”) any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations (“Hazardous Substances”) in, on or about the Premises necessary for its Permitted Use and in compliance with Environmental Laws.
               31.1.1 As used herein, the term “Hazardous Materials” means any chemical, compound, substance, material, controlled substance, object, condition, waste, living organism or part thereof (including genetic materials), virus or combination or modification thereof which is or may be hazardous to human health or safety or to the environment (whether potentially injurious to persons and property and whether potentially injurious by themselves or in combination with other materials) due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed in the United States Department of Transportation Hazardous Materials Table [49 C.F.R. Section 172.101], as amended from time to time, or listed, defined or regulated in any manner by any Environmental Law.
               31.1.2 As used herein, the term “Environmental Laws” means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future relating to the environment or to any Hazardous Material (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), the Washington Model Toxics Control Act (Ch. 70.105D RCW) and the Washington Hazardous Waste Management Act (Ch. 70.105 RCW) which are or become applicable to Tenant or the Premises.
               31.1.3 As used herein, the term “Medical Products” means all regulated substances, chemicals, compounds, drugs, blood, tissue, organs, serums, organisms or part thereof (including genetic materials), viruses, waste and other materials related thereto and used in connection with medical treatment, laboratory analysis, production or analysis of drugs, or other biomedical research.
               31.1.4 As used herein, the term “Environmental Condition” means any release or spill of any Hazardous Materials into the environment, including surface water, groundwater, drinking water supply, sewer or storm water drain, land, soil, surface or subsurface strata or the ambient air, where such release or spill is potentially in violation of Environmental Laws or is required to be reported to the Washington State Department of Ecology or other appropriate governmental authority.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          31.2 Air Quality. Tenant and Tenant Parties shall design and construct their Tenant Improvements, including any upgraded HVAC and plumbing systems, using best available commonly used industry technique designed to ensure that Tenant’s and Tenant Parties’ Hazardous Materials do not compromise the air quality outside the Premises or in any space occupied by other tenants (including Tenant’s subtenants) or allow the possibility of water system back-up into the Building or otherwise migrate to any adjacent space occupied by any other tenant. In particular, Tenant shall use, and shall require Tenant Parties to use best-available, commonly used industry techniques to prevent air mixing from areas of potential contamination into other areas of the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, expenses, liabilities, penalties or costs arising directly or indirectly from Tenant’s or Tenant Parties’ failure to isolate building systems or to cause an Environmental Condition in areas of the Project outside the Premises as a result of its design or construction of the Tenant Improvements.
          31.3 Reporting. Tenant shall deliver (or cause Tenant Parties to deliver) to Landlord (a) prior to Lease execution, and (b) once each year on or before January 1st during the Term, a list specifying the type and quantity of all Hazardous Materials used or stored by Tenant or Tenant Parties on the Premises together with copies of all permits, licenses and approvals required in connection with the use or storage of such materials, together with Tenant’s and Tenant Parties’ Hazardous Materials data safety sheets and any other documentation with respect to Tenant’s and Tenant Parties’ usage, storage, and disposal of Hazardous Materials that are required by the City of Bothell Fire Department. Notwithstanding the foregoing, Tenant shall respond, and shall cause Tenant Parties to respond to any written request by Landlord for confirmation whether there has been a significant increase, as evaluated in Tenant’s reasonable judgment, in the quantity of Hazardous Materials or change in the type of Hazardous Materials utilized by Tenant or Tenant Parties, provided that such request shall not be made more than once per calendar quarter. Tenant will provide additional documents or information with respect to its and Tenant Parties’ Hazardous Materials within a reasonable period of time after receipt of a specific written request from Landlord. Tenant shall promptly notify Landlord in writing of (i) any notices of violation or potential or alleged violation of any Environmental Law which are received by Tenant from any governmental agency or any Tenant Party; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to the Premises; and (iii) all claims made or threatened by any third-party against Tenant or a Tenant Party or the Premises relating to any Hazardous Materials used by Tenant or a Tenant Party at the Premises. If any Environmental Condition occurs that is or may be a result of Tenant’s or any Tenant Party’s actions during the Initial or Extended Term, or if Tenant or any Tenant Party has disposed of or caused a release of Hazardous Materials at, on or about the Project other than in accordance with Environmental Laws, Tenant shall promptly prepare or cause the Tenant Party to prepare a remediation plan for Landlord’s review and approval, which shall not be unreasonably withheld, provided, however, that Landlord shall not require any remediation in excess of or to higher standards than would be mandated by applicable Environmental Laws. Tenant’s obligation to remediate any Environmental Condition shall not be contingent on an enforcement action by any governmental authority and shall be independent of any governmentally mandated remediation. If Landlord approves the plan, then Tenant shall execute or cause the Tenant Party to execute the remediation plan at Tenant’s sole cost and expense (subject to such reimbursement as Tenant may obtain from a Tenant Party). If the remediation plan is not

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
reasonably acceptable to Landlord or if Tenant fails to execute or cause execution of the remediation plan within a reasonable period of time, then, at Landlord’s option, Tenant shall reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work provided that such work is not in excess of or to higher standards than would be mandated by applicable Environmental Laws. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. To the extent reasonably requested by Landlord, Tenant shall furnish Landlord with detailed reports concerning any Environmental Condition which occurs on the Premises during the Term. Tenant shall not be responsible for any pre-existing Hazardous Material (other than building materials) which, as between Landlord and Tenant, shall be Landlord’s sole responsibility unless the condition is exacerbated by Tenant.
          31.4 Inspection. After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises (including subleased Premises) and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the Project; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance and Tenant has failed to do so; or (iii) Landlord reasonably believes that an emergency exists. Landlord shall use good faith efforts to comply with Tenant’s reasonable requirements with respect to security to the extent such requirements have been provided to Landlord in advance. Whether or not Tenant has actual knowledge of the release of Hazardous Materials on the Premises, the Building, or the Project as the result of Tenant’s or Tenant Parties’ specific use of the Premises, the Building or the Project, Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises in violation of any Environmental Law of which Tenant is aware.
          31.5 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages (including diminution in the value of the Premises or Building, loss or restrictions on use of space in the Building or Project, and sums paid in settlement of claims), judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the Project by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant or any Tenant Party under this Section, or (ii) the acts or omissions of Tenant or any Tenant Party resulting in the release of any Hazardous Materials. All of Tenant’s obligations and liabilities under this Section shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9607(e)(i)). Neither the written

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant thereto.
          31.6 Decontamination. Upon expiration or early termination of this Lease, Tenant shall at its sole cost and expense undertake and complete a thorough wash and decontamination of those portions of the Premises that have or may have been exposed to Hazardous Materials brought into the Premises by or on behalf of Tenant, including but not limited to scrubbing of all surfaces, equipment, cabinets, fixtures and flume hood external surfaces in the Premises, in order to remove all residues of Hazardous Materials (including chemicals and biological material). Upon completion of such wash and decontamination, Tenant shall cause, at its sole cost and expense, a reputable environmental engineering company to perform an environmental inspection of the Premises and prepare a written report for delivery to Landlord and Tenant no later than thirty (30) days after Lease expiration or early termination, certifying that the Premises are free from all Hazardous Materials.
          31.7 Monitoring. At its option, Landlord may once in each Lease year, and more frequently if Landlord has reasonable cause to believe that a violation of Environmental Law or this Section 31 is occurring, monitor Tenant’s and Tenant Parties’ compliance with the requirements set forth in this Section, including without limitation obtaining an environmental assessment or inspection of the Premises from a qualified environmental engineering company of Landlord’s selection which has demonstrated industry related experience, the cost of which shall be paid by Landlord unless such assessment shows a material failure by Tenant or Tenant Parties to comply with the requirements of this Section, in which case the cost shall be paid by Tenant. Any such environmental assessment or inspection shall be performed at a reasonable time mutually acceptable to Landlord and Tenant (and coordinated with Tenant Parties). Landlord shall provide a copy of any written report to Tenant and, Tenant shall comply (and cause Tenant Parties to comply), at Tenant’s cost and expense (provided that Tenant may seek to have Tenant Parties bear costs so long as the work is done), with any industry-standard recommendations contained in any such environmental assessment that Landlord may reasonably require including without limitation, any recommended precautions which should be taken with respect to Tenant’s or Tenant Parties’ activities on the Premises.
          31.8 Survival. The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.
     32. Signs. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws. Tenant shall have the right, at Tenant’s expense, to install identifying signage on the Building directory, the Building, the Premises, and on the monument sign for the Building, provided that such signage is permitted under applicable Laws. Landlord shall have the right to review and reasonably approve Tenant’s proposed signage which shall be included in Tenant’s Plans pursuant to Exhibit B. Subject to the rights of any current tenants, Tenant shall have the right to the most prominent position on the monument sign provided that Tenant’s signage shall not exceed Tenant’s Share of the total space available on the monument sign. If permitted by applicable laws and any conditions, covenants or restrictions applicable to the Business Park or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
the Property, Tenant may, at Tenant’s expense, and with Landlord’s prior approval of the design and location, construct a second monument sign to identify Tenant’s business in the Premises.
     33. General Provisions.
          33.1 Attorneys’ Fees. In the event Landlord reasonably requires the services of any attorney in connection with any default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any default by Tenant under this lease, or a request by Tenant for Landlord’s waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys’ fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys’ fees, witness fees, and court costs incurred therein and in preparation therefor.
          33.2 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. Any suit arising from or relating to this Lease shall be brought in the county in which the Premises are located, and the parties hereto waive the right to be sued elsewhere.
          33.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
          33.4 Exhibits; Addenda. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.
          33.5 Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel. Tenant acknowledges that it has had an opportunity to be represented by legal counsel during the course of such negotiations.
          33.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.
          33.7 Keys. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination looks, safes, and vaults, if any, in the Premises.
          33.8 Late Charges; Interest. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to the greater

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
of Two Hundred Fifty Dollars ($250) or five percent (5%) of such installment as liquidated damages for such late payment, other than for time value damages. Waiver of said late charge with respect to any installment or sum shall not be deemed to constitute a waiver with respect to any subsequent late charge which may accrue. Payment of the Rent via Tenant’s delivery of a check returned for “Insufficient Funds” shall constitute the delinquent payment of Rent and shall be subject to the late charge and interest provisions of this Section. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate of twelve (12%) per annum or the maximum amount permitted by law if less, calculated from the date due or expended until the date of payment. The existence or payment of charges and interest under this Section shall not cure or limit Landlord’s remedies for any Default under this Lease.
          33.9 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.
          33.10 Name. Tenant shall not use the name of the Building or Business Park for any purpose other than as an address of the business conducted by the Tenant in the Premises.
          33.11 Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements of understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.
          33.12 No Recording. Neither this Lease nor any memorandum of this Lease shall be recorded.
          33.13 Liability. Tenant recognizes that Landlord is a limited partnership. Tenant expressly agrees, anything herein to the contrary notwithstanding, that each and all of the representations and agreements made by Landlord are intended to bind only the Premises. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against, any of the managers, shareholders, partners, directors, officers, employees or agents of Landlord on account of any agreements of Landlord contained in this Lease and Tenant expressly waives any right to proceed against the partners or the officers, directors, or shareholders of any partner in Landlord, except to the extent necessary to subject the assets of such partnership to such claim. If Landlord fails to perform any obligation of Landlord under this Lease and as a result Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied against the right, title and interest of Landlord in the Property.
          33.14 Severability. That any provision of this Lease is invalid, void, or illegal shall in no way affect impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.
          33.15 Time. Time is of the essence of this Lease and each of its provisions.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
          33.16 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.
          33.17 No Waste. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.
          33.18 Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.
          33.19 Construction. Words and phrases used in the singular shall be deemed to include the plural and vice versa. When the word “including” is used in this Lease, it shall mean “including, but not limited to.” Whenever words such as “herein,” “hereunder,” etc., are used in this Lease, they shall mean and refer to this Lease in its entirety and not to any specific section, paragraph or other part of this Lease. The word “person” includes any natural person, corporation, firm, partnership, limited partnership, limited liability company, trust, estate, unincorporated organization, or other legal or business entity, however designated or constituted. “Business Day” means days when national banks are open in Seattle, Washington. The caption of each section of this Lease is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such section.
          33.20 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, said party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to (“force majeure”): strikes, riots, acts of God, delay caused by the failure of a governmental agency to issue a building or occupancy permit despite diligent pursuit thereof, shortages of labor or materials because of priority or similar regulations or order of any governmental or regulatory body, war, or any other causes of any kind which are beyond the reasonable control of said party. Lack of funds or inability to obtain financing shall not constitute force majeure.
     34. Rooftop Equipment. Landlord shall permit Tenant to install and maintain at Tenant’s sole expense communications equipment to be used solely for communications from or to Tenant (“Communications Equipment”) on the roof of the Building in locations acceptable to Landlord and in strict compliance with all applicable governmental laws and regulations and Landlord’s roof warranty. The Communications Equipment may not be leased or hired out to any third parties and shall not be used for commercial purposes unrelated to Tenant’s business conducted in the Premises. Landlord makes no warranties or representations to Tenant as to the permissibility of any Communications Equipment on the Building under applicable law. Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Communications Equipment, if any. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove the Communications Equipment including any related cabling or wiring and restore the Building to a condition comparable to its condition immediately prior to the installation of such equipment,

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
ordinary wear and tear, and damage by casualty not caused by Tenant, its agents, employees, contractors or invitees, excepted. If installation of the Communications Equipment requires any roof penetrations, Tenant shall use a contractor reasonably approved by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord. The nature, design and specifications of any rooftop Communications Equipment to be subject to Landlord’s reasonable approval which shall not be unreasonably withheld or delayed.
     Landlord, in Landlord’s sole discretion, may permit Tenant to install and maintain, at Tenant’s sole expense and in compliance with all applicable laws, additional HVAC equipment (“HVAC Equipment”) on the roof of the Building if Tenant establishes to Landlord’s satisfaction that the Building roof and structure are adequate to support the HVAC Equipment. Tenant shall provide full and complete plans for any rooftop HVAC Equipment to Landlord for its review and approval prior to installing such equipment. Landlord makes no warranties or representations to Tenant as to the permissibility of any HVAC Equipment on the Building under applicable law or as to the ability of the Building to support additional rooftop HVAC Equipment. Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the installation and operation of the HVAC Equipment and shall be solely responsible for any repair and maintenance thereof. Tenant shall use a contractor approved by Landlord to install the HVAC Equipment and shall cause such work to be done in a manner that will not damage the roof or any other part of the Building and to preserve any roof warranty held by Landlord.
     Tenant’s installation and use of the Communications Equipment or HVAC Equipment may not in any way interfere with the systems of the Building or the quiet enjoyment of other tenants of the Building or any other tenant’s rooftop equipment. Tenant acknowledges that other tenants of the Building have or will be installing antenna and related equipment in or on the Building and Tenant agrees to cooperate with such other tenants so as to avoid interference among users. If installation, maintenance, use, or removal of any equipment on the rooftop causes any damage to the roof or roof membrane or any other portion of the Building, then Tenant shall be solely responsible for such damage and shall ensure that the remaining useful life of the roof is the same as it would have been but for the penetrations. Tenant’s insurance and indemnification obligations shall apply to any rooftop installations made by Tenant and any activities of Tenant in relation thereto.
     35. Authority. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that (s)he is duly authorized by all necessary action of the partners of Landlord, or the board directors of Tenant, as the case may be, to execute and deliver this Lease, and that this Lease is binding upon Landlord or Tenant, as the case may be, in accordance with its terms.
     36. Financial Statements. Tenant shall make available to Landlord on a quarterly basis, within forty-five (45) days after the end of each fiscal quarter, Tenant’s most recent financial statements, including at a minimum a balance sheet, income statement and statement of changes in financial condition, and statement of cash flows, or the equivalent including all notes thereto. Such statements shall be in the form furnished to Tenant’s shareholders or other owners. In addition, Tenant shall furnish to Landlord on an annual basis, within ninety (90) days after the end of each fiscal year, Tenant’s most recent audited financial statements, including at

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
a minimum a balance sheet, income statement and statement of changes in financial condition, and statement of cash flows, or the equivalent, including all notes thereto.
     37. Commissions. Landlord shall pay a commission to The Staubach Company as follows: (a) five percent (5%) of the Base Monthly Rent for the first five (5) years of the Initial Term; (b) two and one-half percent (2.5%) of the Base Monthly Rent for the second five (5) years of the Initial Term. Landlord will not pay any commission for expansion space, any renewal or extension or any assignment or sublease and Tenant shall pay any commission claimed by The Staubach Company or any other broker allegedly acting on Tenant’s behalf as a result thereof. Each party represents and warrants to the other that it has not had dealings with any real estate broker, agent or salesperson, other than the Brokers identified in Section 1 of this Lease with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys’ fees) whatsoever that may arise out of the breach of such representation and warranty.
     38. USA Patriot Act.
          38.1 Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
          38.2 Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
          38.3 Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.
     EXECUTED the day and year above written.

LANDLORD: DITTY PROPERTIES LIMITED PARTNERSHIP
By	s/s R. Kirk Mathewson
Its President and General Manager

TENANT: NASTECH PHARMACEUTICAL COMPANY, INC.
By	s/s Philip C. Ranker
Its CFO

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
Exhibit A
[* * *]

EXHIBIT B
CONSTRUCTION OF TENANT IMPROVEMENTS
     This Exhibit constitutes a part of the Lease and its terms are incorporated in the Lease for all purposes. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease.
I. LANDLORD’S OBLIGATIONS.
     A. Delivery. Landlord shall deliver the Premises to Tenant in their current condition and shall not be obligated to construct any improvements or additions to the Premises nor shall Landlord be required to upgrade the Building structure or systems to accommodate Tenant’s planned improvements. Tenant accepts the Premises in their current As-Is condition, with all faults. Tenant acknowledges that Landlord did not design or construct the Building or the existing improvements therein. Nevertheless, Landlord has provided Tenant with copies of such plans and specifications as the property manager may have in its possession with respect to the current improvements in the Building. Landlord shall not be responsible for the completeness or accuracy of such plans, all of which shall be provided for information purposes only and without warranty of any kind.
     B. Allowance.
          (1) Provided Tenant is not in default under the Lease, Landlord shall reimburse Tenant for a portion of the costs incurred by Tenant to construct its improvements in the Premises up to a total of Fifteen and 00/100 Dollars ($15.00) per RSF (the “Allowance”). Reimbursable costs shall include sums owed to Tenant’s contractor for labor in installing Tenant’s Work and the reasonable cost of materials and equipment incorporated into the Premises as part of Tenant’s Work. The Construction Allowance may also be used for Tenant’s communications systems and cabling, trade fixtures, furniture and equipment to be installed in the Premises as well as any other costs associated with Tenant’s initial build-out. If the cost of such work is estimated to exceed the amount of the Construction Allowance, all additional costs shall be Tenant’s responsibility and Tenant shall provide Landlord adequate security to ensure full and timely payment thereof. Landlord shall have the right to offset any amount due and owing by Tenant under the Lease against the Construction Allowance.
          (2) Landlord shall pay the Allowance to or on behalf of Tenant within ten (10) days after all of the following conditions have been satisfied: (a) delivery of full and final lien waivers from the general contractor and all subcontractors and materialmen or the expiration of the period of time during which liens may be filed arising out of the labor and materials provided in connection with Tenant’s Work, provided no liens have actually been filed or threatened; (b) Landlord’s receipt of Tenant’s as built plans showing all improvements actually constructed in the Premises in a format approved by Landlord; (c) Landlord’s receipt of a request for disbursement together with invoices, statements and such other back-up documentation as may be reasonably appropriate to establish and substantiate the costs for which Tenant seeks reimbursement hereunder; and (d) Tenant shall have opened for business in the Premises. If any liens are filed against the Premises or the Project arising out of Tenant’s work and said liens are not removed within fifteen (15) Business Days of Landlord’s demand for their removal, Landlord shall be entitled to pay whatever costs Landlord may consider appropriate to remove said liens and to offset said costs, including without limitation any attorneys fees and costs, against the Allowance. Tenant must spend the Allowance and request disbursement within one (1) year after the Effective Date.
          (3) If Tenant breaches or defaults under any of the terms and provisions of the Lease during the Term and the Lease is terminated or rejected, then in addition to all other remedies of Landlord set forth in the Lease, Landlord may recover the unamortized portion of the Allowance, plus interest thereon at the rate of twelve percent (12%) per annum. The period of amortization shall be the Initial Term of the Lease and such amortization shall be made on a straight-line basis. Landlord and Tenant specifically intend the recovery of Landlord’s Construction Allowance pursuant to the preceding sentence shall not be limited or impaired by Section 502 or other provision of the Bankruptcy Code. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 U.S.C. § 365(c)(2) and a material and substantial part of this lease transaction.
II. TENANT’S OBLIGATIONS
     A. Tenant Improvements. Tenant shall be solely responsible for the cost of all Tenant Improvements in the Premises, including but not limited to: design, engineering, labor and materials, permitting fees, construction and installation of Tenant Improvements and any changes, relocations or other modifications or upgrades to the Building shell and core; and all applicable taxes. Tenant shall construct the Tenant Improvements at its sole cost and expense in compliance with plans approved by Landlord pursuant to this Exhibit.
     B. Selection of Architect and Contractor. Tenant may select the architect to prepare plans and specifications for the Tenant Improvements provided that Tenant’s selection must be approved in advance by Landlord in writing, which approval shall not be unreasonably withheld, delayed or conditioned. Construction shall be performed by a reputable contractor and subcontractors approved in advance by Landlord in writing, which approval may be granted, conditioned or withheld in the reasonable discretion of Landlord. If Landlord refuses to approve any architect or contractor proposed by Tenant, Landlord shall identify alternatives that Landlord would be prepared to approve.
     C. Preparation of Plans. Tenant shall, at Tenant’s expense, prepare the Basic Schematic Plan, Design Development Plans and Final Construction Documents as described below (collectively, “Tenant’s Plans”), for the Tenant Improvements. All of Tenant’s Plans must be approved by Landlord in accordance with Paragraph II.F below. Tenant’s architect shall ensure that Tenant’s Plans are compatible with the current Building structure and systems.
     Tenant shall supply Landlord with one (1) mylar sepia, (2) two blue line prints and one (1) disk on AutoCAD of the following Tenant’s Plans:
     (1) BASIC SCHEMATIC PLAN:
     The basic schematic plan and schematic design (“Basic Schematic Plan”) shall consist of architectural floor plans which show the office and partition layout, quantities and locations of doors and relites, and shall identify each room or area with a specific function. The Basic Schematic Plan must also clearly identify and locate equipment requiring special plumbing, mechanical or electrical systems, areas subject to above normal loads, special openings in the floor and other special features.
     (2) DESIGN DEVELOPMENT PLANS:

     Based on the Basic Schematic Plan as approved by Tenant and Landlord, Tenant’s architect shall produce design development plans (the “Design Development Plans”) which shall include the following:
          1. Architectural floor plans with locating and dimensioning partition layouts, relite and door locations, built-in cabinetry and other special features.
          2. Power and telephone plans which indicate number, location and type of power, telephone and computer outlets and other items requiring electrical power.
          3. Plumbing and Mechanical.
          4. Furniture plans showing layout and workstation furniture locations.
          5. Preliminary finish schedule locating and identifying special floor, wall or ceiling finishes.
          6. Reflected ceiling plan which locates, describes, and dimension ceiling types and lighting layouts.
     (3) FINAL CONSTRUCTION DOCUMENTS:
     Based on the Design Development Plans, as approved by Tenant and Landlord, Tenant’s architect shall produce final construction documents (the “Final Construction Documents”) which shall include the following:
          1. Final and fully dimensioned architectural floor plans.
          2. Structural plans and specifications as required by applicable codes, governing authorities and/or at the request of Landlord.
          3. Final mechanical and plumbing plans, diagrams and details; final equipment schedules.
          4. Final power, telephone and computer outlet plans.
          5. Final reflected ceiling plans, which locate, describe, and dimension ceiling systems and any special or accent lighting.
          6. Door and hardware schedules and details.
          7. Room finish, color schedule and specifications for interior finishes including floors, walls, ceilings and trim.
          8. Construction notes and specifications for all material and equipment to be provided and/or installed by Landlord.
          9. Construction and cabinet work details for stairs, wall and floor openings, special equipment and all cabinet and millwork items.

     (4) UTILITY SERVICES
     Tenant’s Plans shall provide for utilities. All utility services to and within the Premises are subject to the capacities of the Building shell and core and the availability of service from local serving utilities. Tenant, at its own expense shall provide and install any equipment necessary to adapt the utilities to Tenant’s requirements.
     (5) STRUCTURAL CRITERIA
     Tenant shall request in writing Landlord’s prior written approval, not to be unreasonably withheld, for the construction or installation of any improvements, equipment or fixtures which could exceed the load capacity of the Building structure as reflected in the plans provided to Tenant. Under no circumstances shall Tenant be permitted to make penetrations in or to attach or hang any item to or from Landlord’s ceiling, soffit, fascia, columns, piping, ductwork, metal or concrete floor deck or metal or concrete roof deck or lateral support structure, unless otherwise specifically permitted herein, or in the approved Tenant’s Plans.
     D. Modifications to Building Shell and Core. If Tenant wishes to modify the Building structure or systems to accommodate the Tenant Improvements, Tenant shall direct its architect to prepare plans identifying with particularity any requested changes to the Building structure or systems. Such modifications must be approved by Landlord’s architect and by Landlord in writing. Landlord’s approval may be given, withheld or subject to such conditions as Landlord’s in its reasonable discretion desires. The expense of Landlord’s architect shall be paid by Tenant.
     E. Existing Conditions. Upon taking possession of the Premises and prior to commencing construction of the Tenant Improvements, Tenant’s architect shall verify existing conditions and construction. Tenant shall ensure that Tenant’s Plans and any other plans, specifications or drawings accommodate existing conditions and construction. Tenant shall be solely responsible for the completeness of all plans for the Tenant Improvements and for conformity of the plans with the existing conditions in the Building and the Premises.
     F. Landlord Approvals. Landlord’s approvals of Tenant’s Plans shall not be unreasonably withheld or delayed and may be subject to reasonable conditions, but Landlord’s approval or disapproval of any Tenant’s Plans shall be in Landlord’s sole discretion if Tenant’s proposed work would (a) require changes to structural components or exterior design of the Building, or (b) require material modification to any Building’s mechanical system or improvements or installation. Landlord shall, within ten (10) Business Days following receipt by Landlord of plans from Tenant, review, comment on and return the plans to Tenant, marked “Approved”, “Approved as Noted” or “Disapproved as Noted, Revise and Resubmit”. If the plans are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit”, Tenant shall cause such plans to be revised, taking into account the reasons for Landlord’s disapproval, and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the plans. Landlord shall be entitled to reimbursement from Tenant on demand for the third-party costs incurred by Landlord in reviewing plans hereunder.
     Tenant agrees and understands that Landlord’s review of all plans prepared by Tenant is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any such plans or of the compliance of such plans with applicable regulations, laws, ordinances, codes and rules or of the conformance of such plans with existing conditions in the

Building. Tenant shall require that its architects, engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements.
     Approval by Landlord of the Tenant’s Plans prepared by Tenant shall not: (i) imply approval by Landlord as to compliance of such plans with applicable regulations, laws, ordinances, codes and rules; (ii) imply the compatibility of the plans with the Building; or (iii) limit Landlord’s right, as a condition and at the time of Landlord’s approval, to require changes in portions of the plans which are incompatible with or which, in the reasonable opinion of Landlord, adversely affect the Building structure or the electrical, plumbing, life safety or mechanical systems of the Building or which adversely affect the availability to Landlord of third party warranties. Tenant acknowledges that both the compliance of the Tenant’s Plans with all applicable regulations, laws, ordinances, codes and rules and the compatibility of the Tenant’s Plans with the Building structure and the mechanical, plumbing, life safety and electrical systems of the Building are the responsibility of Tenant.
III. CONSTRUCTION OF TENANT IMPROVEMENTS
     A. General. The construction shall be performed by or on behalf of Tenant in a good and workmanlike manner and in compliance with all laws and such reasonable rules and regulations regarding construction in the Building as Landlord may impose from time to time. Upon completion of the Final Construction Documents and approval thereof by Landlord, Tenant shall enter into a construction contract in form and substance reasonably satisfactory to Landlord with the contractor approved by Landlord for the construction of the Tenant Improvements which approval shall not be unreasonably withheld or delayed. Tenant shall also submit the Final Construction Documents to any applicable governmental authorities for permits. Tenant covenants and agrees that all work undertaken by it or on its behalf shall comply with the requirements of all governmental agencies, offices and boards having jurisdiction over the Premises. Tenant shall not commence construction of the Tenant Improvements until Tenant has provided to Landlord (1) a copy of the building permit for the Tenant Improvements, (2) certificates of insurance for all insurance required to be carried by Tenant and its general contractor, (3) a copy of the construction contract between Tenant and its general contractor, and (4) a list all subcontractors and their contact information, which shall be updated as necessary throughout construction.
     B. Construction Management. Tenant shall pay Landlord a construction supervision fee on an hourly basis up to a maximum of Thirty Thousand Dollars ($30,000) for services provided by Landlord in connection with the construction of Tenant’s improvements in the Premises, including the cost of reviewing Tenant’s plans and attending meetings with Tenant or its contractor or design professionals. Landlord shall not be required to provide any particular services and no service provided by Landlord shall release Tenant from its obligations under this Exhibit or the Lease. Landlord may deduct the construction supervision fee from the Allowance. Landlord shall provide copies of supporting documentation upon request. Landlord shall have the right to observe the construction of the Tenant Improvements. Tenant shall notify Landlord of all construction meetings and Landlord has the right to attend all meetings of Tenant and its contractor and subcontractors, and the Tenant’s construction contract(s) shall so provide.
     C. No Liens. Tenant’s contractor shall complete the Tenant Improvements in conformance with the Final Construction Documents as approved in writing by Landlord. Tenant shall complete the Tenant Improvements at Tenant’s sole cost and expense, and shall keep the Premises, Building and Property free and clear of liens of any kind. If any such liens are filed, Tenant shall have fifteen (15) days (or five (5) days if Landlord is in the process of refinancing) from the date the lien is filed to either remove the liens or to provide a bond in the amount necessary to cause such lien to be released or removed from the Property pursuant to RCW 60.04.161.
     D. Tenant Modifications. If Tenant desires to change or revise the Tenant Improvements specified by the Final Construction Documents, then Tenant shall submit such change in writing for Landlord’s approval, which shall not be unreasonably withheld, and such request shall be accompanied by plans, specifications and details as may be required to fully identify and quantify such changes. If Landlord approves such changes, then Tenant will provide Landlord with revised Final Construction Documents (“Revised Final Construction Documents”) incorporating the changes.
     E. Assignment Of Warranties. To the extent permitted by law and by the applicable warranties, upon expiration or early termination of this Lease Tenant hereby assigns to Landlord all warranties and any rights received by Tenant from contractors or material suppliers with respect to workmanship and materials supplied in connection with the Tenant Improvements contemplated by this Exhibit.
     F. Completion. Upon completion of the Tenant Improvements, Tenant or Tenant’s contractor shall submit to Landlord:
          (1) Copies of as-built plans and drawings and specifications (one mylar sepia, two blue line prints and one CADD disk) for the Tenant Improvements, including details of any changes to the Building’s mechanical, electrical, architectural, plumbing, cabling, sprinkler and fire alarm systems, as applicable;
          (2) Original final occupancy permit for the Premises; and
          (3) Final lien waivers from all contractors and subcontractors providing materials and labor to Tenant.
     G. Construction Insurance. During construction, Tenant and its general contractor shall procure and maintain in effect the following insurance coverages in addition to the insurance required under Section 14 of the Lease with an insurance company or companies acceptable to Landlord and authorized to do business in the State of Washington:
          (1) Worker’s Compensation. Statutory Limits, together with “ALL STATES,” “VOLUNTARY COMPENSATION” and “FOREIGN COMPENSATION” coverage endorsements;
          (2) Employer’s Liability Insurance. With a limit of not less than $1,000,000.00;
          (3) Commercial General Liability. At least $2,000,000.00, Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability naming Landlord and Tenant as additional insured. Coverage must be primary and non-contributing and include the following:
               (a) Premises — Operations;
               (b) Elevators and Hoists;

               (c) Independent Contractor;
               (d) Contractual Liability assumed under the construction contract;
               (e) Completed Operations — Products;
               (f) Explosion, Underground and Collapse (XUC) Coverage
          (4) Automobile Liability. Including Owned, Hired and Non-owned licensed vehicles used in connection with performance of the construction work of at least: $1,000,000.00 each person, Bodily Injury; $3,000,000.00 each occurrence, Bodily Injury; $300,000.00 each occurrence, Property Damage. Coverage must include the following:
               (a) Owned Vehicles;
               (b) Leased Vehicles;
               (c) Hired Vehicles;
               (d) Non-owned Vehicles;
          (5) Procure or cause contractor to procure and maintain installation floater insurance to protect against the risk of physical damage until acceptance of the construction work; and
          (6) Furnish the Landlord with certificates of insurance evidencing such coverage prior to the commencement of the construction work. All insurance shall be carried in companies reasonably acceptable to the Landlord.
IV. CONSTRUCTION REPRESENTATIVES
     Tenant hereby appoints Aaron Molksness to act on its behalf and represent its interests with respect to all matters requiring Tenant action under this Exhibit B. Landlord hereby appoints Katherine Laird of Century Pacific, LP as its representative to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit B. Either party may change its construction representative by notice to the other party given in accordance with Section 29 of the Lease. No consent, authorization or other action by Tenant or Landlord with respect to matters set forth in this Section shall bind Tenant or Landlord unless in writing and signed by the aforementioned person. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so. If Tenant complies with any request or direction presented to it by anyone else claiming to act on behalf of Landlord, such compliance shall be at Tenant’s sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Exhibit B and Landlord shall have the right to enforce compliance with this Exhibit B without suffering any waiver, dilution or mitigation of any of its rights hereunder.

EXHIBIT C
RULES AND REGULATIONS
1. The Premises shall not be used for lodging or sleeping.
2. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Premises.
3. . No safes or other objects larger or heavier than the freight elevator of the Premises is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of thickness as is necessary to properly distribute the weight of those objects. Except as provided in the Lease, Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Premises by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.
4. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors and/or vibrations.
5. Tenant shall see that the doors of the Premises are closed and securely locked when Tenant’s employees leave the Premises, after hours.
6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be paid for by Tenant.
7. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior written consent of Landlord. If Landlord shall have consented at anytime, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.
8. Tenant shall not lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 8 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.
9. Tenant shall coordinate with Landlord or Landlord’s property manager the connection, installation or relocation of any major utilities, including telephone service. Such coordination is intended to ensure uninterrupted service to the Premises and avoid damage to existing utility

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service lines. No boring or cutting for wires or otherwise shall be made without directions from Landlord or Landlord’’ representative.
10. Tenant shall comply with all covenants, conditions, restrictions and easements and other encumbrances applicable to the Property and recorded in the real property records, as amended or replaced from time to time.
11. Landlord reserves the right to select the name of the Premises and to change the name as it may deem appropriate from time to time, so long as such name does not interfere with tenant signage previously approved pursuant to the Lease, and Tenant shall not refer to the Premises by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Premises in any respect other than as an address of its operation in the Premises without the prior written consent of Landlord.
12. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.
13. In the event of any express conflict between the terms and conditions of these Rules and Regulations and the terms and conditions of the Lease to which these Rules are an exhibit, the terms and conditions of the Lease shall control. Where there is no express conflict, these Rules and Regulations shall be deemed to be in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of the Lease.

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